UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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YETI Holdings, Inc.
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YETI. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

[LOGO]

YETI Holdings, Inc. 7601 Southwest Parkway Austin, Texas 78735 April 9, 2020 To Our Stockholders: We are pleased to invite you to attend the Annual Meeting of Stockholders of YETI Holdings, Inc. (‘‘YETI’’) to be held on Wednesday, May 20, 2020, at 11:30 A.M., local time, at our corporate office, located at 7601 Southwest Parkway, Austin, Texas 78735. The following pages include a formal notice of the meeting and YETI’s proxy statement. These materials describe various matters on the agenda for the meeting and provide details regarding admission to the meeting. Please read these materials so that you will know what we plan to do at the meeting. We have elected to provide access to our proxy materials over the Internet by mailing a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’) to our stockholders who have not previously requested to receive our proxy materials by mail or e-mail. The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting, and supports conservation of natural resources. It is important that your shares be represented at the meeting, regardless of whether or not you plan to attend the meeting in person. You may vote your shares through any of the voting options available to you as described in the accompanying proxy statement and the Notice or proxy card you received. We hope you will exercise your rights as a stockholder and fully participate in YETI’s future. On behalf of management and our Board of Directors, we thank you for your continued support of YETI. Sincerely, Matthew J. Reintjes President and Chief Executive Officer, Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS DATE: Wednesday, May 20, 2020 TIME: 11:30 A.M. CDT LOCATION: YETI 7601 Southwest Parkway Austin, TX 78735 * As part of our precautions regarding the coronavirus (or COVID-19), we are preparing for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so and provide details on how to participate in advance via a press release that will be posted on our website and filed with the Securities and Exchange Commission as proxy material. ITEMS OF BUSINESS At the Annual Meeting, stockholders will be asked to: • Elect the three Class II director nominees named in the accompanying proxy statement to serve until YETI’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; Recommend, by a non-binding advisory vote, the frequency of future non-binding advisory votes on the compensation of our named executive officers (a ‘‘say-on-frequency’’ vote); Ratify the appointment of Grant Thornton LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2021; and Transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. • • • STOCKHOLDERS ENTITLED TO VOTE YETI’s Board of Directors has fixed the close of business on March 25, 2020, as the record date (the ‘‘Record Date’’) for the determination of stockholders entitled to receive notice of, attend and vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend, and vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at YETI’s offices for ten days prior to the Annual Meeting. MATERIALS This Notice of Annual Meeting of Stockholders, the accompanying proxy statement, and YETI’s 2019 Annual Report to Stockholders are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT Whether or not you plan to attend the Annual Meeting in person, you are urged to vote your shares in one of the manners described in the accompanying materials as soon as possible so that your shares may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. If you plan to attend the Annual Meeting and are a registered stockholder, please bring the Notice of Internet Availability of Proxy Materials or proxy card that was mailed to you and a valid form of identification. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting or request an invitation by writing to me at: YETI Holdings, Inc. Attention: Secretary 7601 Southwest Parkway Austin, Texas 78735 In order to vote your shares in person at the Annual Meeting, if you are not a registered stockholder, you must first obtain a valid proxy from the bank or broker that holds your shares. By Order of the Board of Directors, Bryan C. Barksdale Senior Vice President, General Counsel and Secretary April 9, 2020

TABLE OF CONTENTS Page 1 PROXY SUMMARY OUR BOARD OF DIRECTORS 3 Proposal 1. Election of Class II Directors 3 Director Nominees 3 Class II Directors 4 Directors Continuing in Office 6 Class III Directors 6 Class I Directors 7 CORPORATE GOVERNANCE 11 Loss of Controlled Company Exemption 11 Director Independence 11 Board Size and Composition 12 The Board and Its Committees 12 Audit Committee 13 Compensation Committee 14 Nominating and Governance Committee 15 Director Nomination Process 15 Compensation Committee Interlocks and Insider Participation 17 Board Function, Leadership Structure, and Executive Sessions 17 The Role of the Board in Succession Planning 18 The Role of the Board in Risk Oversight 18 Board Assessments 19 Code of Ethics and Business Conduct 19 Anti-Hedging and Anti-Pledging Policy 19 Communication with the Board 19 Non-Employee Director Compensation 20 Fiscal 2019 Director Compensation Table 20 Annual Cash Compensation 21 Equity Compensation 22 Company Product Discount 22 Non-Employee Director Stock Ownership Guidelines 22 EXECUTIVE COMPENSATION 23 Proposal 2. Recommendation, on an advisory basis, on the frequency of future non-binding advisory votes on the compensation of our named executive officers 23 Executive Officers 24 Compensation Discussion and Analysis 26 I. Executive Summary 26 II. Compensation Philosophy and Objectives 31 III. Compensation Determination Process 33

TABLE OF CONTENTS

	Page
IV. Compensation Program Components	36
V. Additional Compensation Policies and Practices	46
Executive Stock Ownership Guidelines	46
Clawback Policy	47
Anti-Hedging and Anti-Pledging Policies	47
Compensation Committee Report	48
2019 Summary Compensation Table	49
2019 All Other Compensation Table	50
Employment Agreements	50
Fiscal 2019 Grants of Plan-Based Awards Table	51
Outstanding Equity Awards at 2019 Fiscal Year-End Table	52
Equity Compensation Plans	53
Fiscal 2019 Option Exercises and Stock Vested Table	54
Post-Termination Compensation	54
Senior Leadership Severance Benefits Plan	54
Potential Payments upon Termination or Change of Control	55
Post-Employment Compensation Table	57
AUDIT MATTERS	**59**
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm	**59**
Independent Registered Public Accounting Firm Fees	60
Audit Committee Pre-Approval of Audit and Non-Audit Services	60
Audit Committee Report	61
STOCK OWNERSHIP	**62**
Security Ownership of Certain Beneficial Owners and Management	62
Certain Relationships and Related Party Transactions	65
Stockholders Agreement	65
Registration Rights Agreement	65
Other Related Party Transactions	66
Policies and Procedures for Related Party Transactions	67
ADDITIONAL INFORMATION	**68**
Questions and Answers about the Annual Meeting	68
Director Nominations and Stockholder Proposals	72
Annual Report	72
Other Business	72
APPENDIX A	**A-1**

PROXY SUMMARY This proxy statement (this ‘‘Proxy Statement’’) of YETI Holdings, Inc., a Delaware corporation (‘‘YETI’’), is being furnished in connection with the solicitation of proxies by YETI’s Board of Directors (the ‘‘Board’’) for use at YETI’s 2020 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) to be held on Wednesday, May 20, 2020, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the ‘‘Annual Meeting Notice’’) and any adjournment(s) or postponement(s) thereof. YETI’s proxy materials are first being made available to all stockholders entitled to vote on or about April 9, 2020. MATTERS TO BE VOTED ON The matters to be voted on at the Annual Meeting and the Board voting recommendations for such matters are as set forth below: The stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. HOW TO VOTE nominee, you should follow the instructions provided to you by that firm. 1-800-690-6903 Although most banks and brokers now offer voting by mail, by telephone and by procedures will depend on their voting arrangements. DEVICE ( passport) and and cast 2020. If you vote by phone or electronically, you do YETI 2020 PROXY STATEMENT | 1 STOCKHOLDERS OF RECORDBeneficial Owners If you are a stockholder of record, you can vote via the followingIf you are a beneficial owner and your methods: shares are held by a bank, broker or other BY TELEPHONEDial toll-free, 24/7, BY INTERNETVisit, 24/7, www.proxyvote.com Internet,availabilityandspecific Complete, date, and sign your pr BY MAILcard and send by mail in the enclo postage-paid envelope oxy ed BY MOBILEScan the QR code Attend the Annual Meeting IN PERSONgovernment-issued photo ID a driver’s license or proof of share ownership, your ballot with a uch as The deadline to vote by phone or electronically is 11:59 P.M. ET on May 19, not need to return a proxy card. If you plan to mail or return a proxy card to in truct how your shares are voted at the Annual Meeting, your proxy card should be returned so that it is received before the polls close at the Annual Meeting. 1. The election of the three Class II director nominees named in this Proxy Statement to serve until YETI’s 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; 2. The recommendation, by a non-binding advisory vote, on the frequency of future non-binding advisory votes on the compensation of our named executive officers; and 3. The ratification of the appointment of Grant Thornton LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2021.

PROXY SUMMARY IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020. As permitted by Securities and Exchange Commission (‘‘SEC’’) rules, YETI has elected to make the Annual Meeting Notice, this Proxy Statement, and our Annual Report to Stockholders covering YETI’s fiscal year ended December 28, 2019 (our ‘‘Annual Report’’) available to our stockholders primarily via the Internet at www.proxyvote.com, rather than mailing printed copies of these materials to each stockholder. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the ‘‘Proxy Notice’’) containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice to request that a paper copy be mailed to you. This summary highlights certain information contained in this Proxy Statement but does not contain all of the information that you should consider before voting. For more complete information, please review our Annual Report and this entire Proxy Statement. 2 | YETI 2020 PROXY STATEMENT

OUR BOARD OF DIRECTORS

PROPOSAL 1. ELECTION OF CLASS II DIRECTORS

The Board currently consists of nine qualified directors with skills we believe are aligned to our business and strategy. The table below sets forth the names of each of our current directors, including our Class II directors whose term expires at the Annual Meeting and each director of YETI who will continue to serve as a director after the Annual Meeting. Each of the current Class II directors has been nominated for election at the Annual Meeting as further described under "Director Nominees" below.

Name	Class	Year Term Expires
Frank D. Gibeau	I	2022
Matthew J. Reintjes	I	2022
Roy J. Seiders	I	2022
Mary Lou Kelley	II	2020
Dustan E. McCoy	II	2020
Robert K. Shearer	II	2020
Jeffrey A. Lipsitz	III	2021
Michael E. Najjar	III	2021
David L. Schnadig	III	2021

The classified structure of the Board was adopted in our Amended and Restated Certificate of Incorporation, effective October 25, 2018 (the "Certificate of Incorporation").

Director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. This means that the three director nominees who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected to the Board at the Annual Meeting.

Should any director nominee become unable or unwilling for good cause to serve as a director at the time of the Annual Meeting, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate, or the Board may reduce the number of directors constituting the Board. However, we are not aware of any circumstances that would prevent any of the Class II director nominees from serving. Directors are elected to serve until the expiration of their three-year term and until their successors have been elected and qualified. Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote "FOR ALL" to elect each Class II director nominee to the Board.

✓ **The Board unanimously recommends that stockholders vote "FOR ALL" to elect each Class II director nominee to the Board.**

DIRECTOR NOMINEES

The stockholders are being asked to elect Mary Lou Kelley, Dustan E. McCoy, and Robert K. Shearer to serve as Class II directors for a term of three years ending at our 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each Class II director nominee

YETI 2020 PROXY STATEMENT | **3**

OUR BOARD OF DIRECTORS currently serves as a Class II director whose term expires at the Annual Meeting. Each Class II director nominee has consented to serve as a Class II director if elected, and each Class II director nominee has expressed his or her intention to serve the entire term. The Board has nominated these directors following the recommendation of the Nominating and Governance Committee of the Board. The following sections provide information with respect to each nominee for election as a Class II director. It includes the specific experience, qualifications, and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age and such director’s committee assignments. Ages are as of April 9, 2020. CLASS II NOMINEES (FOR TERMS EXPIRING IN 2023) MARY LOU KELLEY CAREER HIGHLIGHTS • Best Buy Co., Inc., a consumer electronics retailer • President, E-commerce (April 2014 to March 2017) Chico’s FAS Inc., a retail women’s clothing chain • Senior Vice President, E-commerce (July 2010 to March 2014) L.L. Bean, a retail company • Vice President of Retail Real Estate and Marketing (2006 to 2009) • • OTHER CURRENT PUBLIC COMPANY BOARDS • Vera Bradley, Inc., a luggage and handbag design company (since December 2015) Finning International, Inc., a dealer of construction machinery and equipment (since January 2018) • Director Since: February 2019 Age: 59 EDUCATION • M.B.A., University of Virginia’s Darden School of Business • B.A., Economics, Boston College KEY SKILLS AND QUALIFICATIONS Ms. Kelley was selected to serve on our Board because of her: Committees: • Compensation • Nominating & Governance • • extensive executive leadership experience deep knowledge of consumer products, e-commerce, and omni-channel marketing knowledge of corporate compensation and governance matters  Independent • DUSTAN E. McCOY CAREER HIGHLIGHTS • Brunswick Corporation, a global manufacturer and marketer of recreation products • Chairman of the Board and Chief Executive Officer (December 2005 to February 2016) President, Brunswick Boat Group (October 2000 to December 2005) Vice President, General Counsel and Corporate Secretary (September 1999 to October 2000) • • • Witco Corporation, a specialty chemical products company • Executive Vice President • Senior Vice President, General Counsel and Secretary Director Since: October 2018 Age: 70 4 | YETI 2020 PROXY STATEMENT

OUR BOARD OF DIRECTORS OTHER CURRENT PUBLIC COMPANY BOARDS • Freeport-McMoRan Inc., a mining company (since 2006)—current Chair of its Compensation Committee • Louisiana-Pacific Corporation, a building materials manufacturer (since 2002)—current Chair of its Compensation Committee EDUCATION • J.D., Salmon P. Chase College of Law, Northern Kentucky University • B.A., Political Science, Eastern Kentucky University KEY SKILLS AND QUALIFICATIONS Mr. McCoy was selected to serve on our Board because of his: Committees: • Audit • Compensation (Chair)  Independent • • • extensive leadership experience broad understanding of global businesses knowledge of corporate compensation, legal, compliance, governance and disclosure matters ROBERT SHEARER CAREER HIGHLIGHTS • VF Corporation, a global lifestyle and apparel company • Senior Vice President and Chief Financial Officer (May 2005 to March 2015) Vice President—Finance and Chief Financial Officer (January 2003 to May 2005) Vice President and Controller (June 2000 to January 2003) Various senior leadership positions, including two years as President of VF Corporation’s Outdoor Coalition, which was formed with the acquisition of The North Face brand (1986 to 2000) • • • Director Since: October 2018 Age: 68 • Ernst & Young LLP, a multinational professional services firm • Senior Audit Manager OTHER CURRENT PUBLIC COMPANY BOARDS • Church & Dwight Co, Inc., a household products manufacturer (since 2008)—current Chair of its Audit Committee Kontoor Brands Inc., a global lifestyle apparel company (since May 2019)—current Chairman of the Board and Chair of its Audit Committee Committees: • Audit (Chair) • Nominating & Governance • PRIOR PUBLIC COMPANY BOARDS • The Fresh Market, Inc., a specialty grocery chain (April 2015 to April 2016) EDUCATION • B.S., Accounting, Catawba College KEY SKILLS AND QUALIFICATIONS Mr. Shearer was selected to serve on our Board because of his: • extensive public accounting, finance, and internal control experience • experience leading global retail consumer products expansion initiatives  Independent YETI 2020 PROXY STATEMENT | 5

OUR BOARD OF DIRECTORS DIRECTORS CONTINUING IN OFFICE The following section provides information with respect to each director of YETI who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age and such director’s committee assignments. Ages are as of April 9, 2020. CLASS III DIRECTORS (FOR TERMS EXPIRING IN 2021) JEFFREY A. LIPSITZ CAREER HIGHLIGHTS • Cortec Group Fund V, L.P., an investment fund owned by a private equity firm and YETI’s principal stockholder • • • • Co-President (2019 to Present) Managing Partner (2010 to 2019) Partner (2005 to 2010) Managing Director (1998 to 2005) • PLY Gem Industries, Inc., a manufacturer of exterior building products • Vice President of Corporate Development EDUCATION • M.B.A., Columbia University Graduate School of Business • B.A., Union College KEY SKILLS AND QUALIFICATIONS Mr. Lipsitz was selected to serve on our Board because of his: • extensive knowledge and understanding of YETI’s business • strategic planning, financial analysis, mergers and acquisitions, and operating performance experience Director Since: October 2018 Age: 54 MICHAEL E. NAJJAR CAREER HIGHLIGHTS • Cortec Group Fund V, L.P. • • • • Managing Partner (2015 to Present) Partner (2010 to 2015) Senior Managing Director (2005 to 2010) Managing Director (2004 to 2005) • Cornerstone Equity Investors, a private equity firm • Managing Director Donaldson, Lufkin & Jenrette, an investment bank • Investment Banker • EDUCATION • M.B.A., The Wharton School at the University of Pennsylvania • B.A., Cornell University Director Since: June 2012 Age: 53 KEY SKILLS AND QUALIFICATIONS Mr. Najjar was selected to serve on our Board because of his: • extensive knowledge and understanding of YETI’s business • consumer business, corporate finance, and treasury experience and knowledge 6 | YETI 2020 PROXY STATEMENT

OUR BOARD OF DIRECTORS DAVID L. SCHNADIG CAREER HIGHLIGHTS • Cortec Group Fund V, L.P. • • • • Co-President (2019 to Present) Managing Partner (2010 to 2019) Partner (2000 to 2010) Managing Director (1995 to 2000) • SunAmerica Inc., a life insurance and financial services company • Assistant to the Chairman Lehman Brothers, Inc., global financial services firm • Investment Banker Cresap, McCormick & Paget, general management consultants • Management Consultant • • Director Since: June 2012 Age: 55 EDUCATION • M.B.A., The Kellogg School of Management at Northwestern University • B.A., Trinity College KEY SKILLS AND QUALIFICATIONS Mr. Schnadig was selected to serve on our Board because of his: • extensive knowledge and understanding of YETI’s business • experience in, and knowledge of, consumer products businesses, corporate strategy, corporate finance, and governance Committees: • Compensation • Nominating & Governance (Chair) CLASS I DIRECTORS (FOR TERMS EXPIRING IN 2022) FRANK D. GIBEAU CAREER HIGHLIGHTS • Zynga Inc., a leading provider of social game services • Chief Executive Officer (March 2016 to Present) Electronic Arts Inc., a global leader in digital interactive entertainment • • • • • Executive Vice President of EA Mobile (September 2013 to May 2015) President of EA Labels (August 2011 to September 2013) President of EA Games Label (June 2007 to August 2011) Executive Vice President, General Manager, North America Publishing (September 2005 to June 2007) Senior Vice President of North American Marketing (2002 to September 2005) Director Since: January 2020 Age: 51 • Committees: • Audit OTHER CURRENT PUBLIC COMPANY BOARDS • Zynga (2015 to Present) EDUCATION • M.B.A., Santa Clara University • B.S., Business Administration, University of Southern California KEY SKILLS AND QUALIFICATIONS Mr. Gibeau was selected to serve on our Board because of his: • extensive leadership experience in a public company • deep knowledge of corporate strategy, product development and brand building  Independent YETI 2020 PROXY STATEMENT | 7

OUR BOARD OF DIRECTORS MATTHEW J. REINTJES CAREER HIGHLIGHTS • YETI Holdings, Inc. • President and Chief Executive Officer (September 2015 to Present) Vista Outdoor Inc., a manufacturer of outdoor sports and recreation products, which, prior to February 9, 2015, was operated as a reporting segment of ATK • Vice President of Outdoor Products (February 2015 to September 2015) Alliant Techsystems Inc. (‘‘ATK’’), an aerospace, defense, and sporting goods company • Vice President of Accessories (November 2013 to February 2015) Bushnell Holdings Inc., a portfolio of leading brands in outdoor and recreation products • Chief Operating Officer (May 2013 to November 2013) Hi-Tech Industrial Services, Inc., a supplier of industrial services • Chief Operating Officers (January 2013 to May 2013) Dannaher Corporation, a global science and technology company • • • Director Since: March 2016 Age: 44 • • • President of KaVo Equipment Group-North America (October 2011 to January 2013) President-Imaging (April 2011 to October 2011) Roles including Vice President/General Manager, Vice President of Sales, and Senior Product Manager (2004 to October 2011) • • EDUCATION • M.B.A., University of Virginia’s Darden School of Business • B.A., Economics, University of Notre Dame KEY SKILLS AND QUALIFICATIONS Mr. Reintjes was selected to serve on our Board because of his: • • perspective and experience as our President and CEO extensive experience in corporate strategy, brand leadership, new product development, general management processes operations leadership with companies in the outdoor sports and recreation products industries • ROY J. SEIDERS CAREER HIGHLIGHTS • YETI Holdings, Inc. • Chief Executive Officer (2006 to September 2015) • YETI Coolers, LLC, a wholly owned subsidiary of YETI • Chairman and Founder (September 2015 to Present) EDUCATION • B.A., Texas Tech University KEY SKILLS AND QUALIFICATIONS Mr. Seiders was selected to serve on our Board because of his: Director Since: June 2012 Age: 43 • unique perspective and experience as one of YETI’s founders and leaders since our inception passion for, and extensive knowledge of, our products, brand, Ambassadors, and customers • 8 | YETI 2020 PROXY STATEMENT

OUR BOARD OF DIRECTORS BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY The Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise. Diversity in skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom. Consistent with YETI’s Corporate Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board, YETI, and its stockholders. The Nominating and Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Governance Committee evaluates prospective nominees against the standards and qualifications set forth in YETI’s Corporate Governance Guidelines as well as other relevant factors it deems appropriate. Below are certain skills and experience that we have considered important for our directors to have in light of our current business and structure. The director nominees’ biographies above include information pertaining to each nominee’s relevant experience relative to these attributes. Public Company Board Experience Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters. Senior Leadership Experience Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models. Relevant Industry Experience and Product Knowledge The Board believes that outdoor and recreation products industry experience and extensive knowledge of YETI’s products are valuable in shaping and enhancing our growth strategy. Global Expertise Because we are expanding internationally and becoming a global organization, directors with global expertise can provide useful business and cultural perspectives regarding many significant aspects of our business. YETI 2020 PROXY STATEMENT | 9

OUR BOARD OF DIRECTORS BOARD SNAPSHOT GENDER DIVERSITY INDEPENDENCE AGE DISTRIBUTION <50 years: 22% Independent: 44% Female: 11% 50-59 years: 56% 5 1 60-69 years: 11% *Since ceasing to be a controlled company, we have appointed a new independent director to the Board, and we intend to appoint additional directors to the Board and committees and/or appoint current directors who are then deemed independent to additional committees within the 1 >70 years: 11% time periods standards. required by the NYSE listing Average Age: 55 10 | YETI 2020 PROXY STATEMENT 1 4 2 Interpersonal Skills and Diversity The Board believes that diversity is one of many important considerations in board composition. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, education, thought, gender, and age. In addition, YETI believes its stockholders will appreciate a diverse board, which is more reflective of the overall investment community and markets we and our customers serve. The Nominating and Governance Committee evaluates the current composition of the Board from time-to-time to ensure that the directors reflect a diversity of viewpoints, professional experience, backgrounds, education, and skills. The Nominating and Governance Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of the director search that YETI undertakes, and to ensuring that candidates are drawn from a pool that includes diverse candidates, including women and minority candidates.

CORPORATE GOVERNANCE YETI’s business and affairs are managed under the direction of the Board, which currently consists of nine directors, comprising our Chief Executive Officer (‘‘CEO’’), one of our founders, four outside directors, and three directors affiliated with Cortec Group Fund V, L.P. (together with its affiliates, ‘‘Cortec’’), our principal stockholder. With the oversight of the Board and its committees, YETI operates within a comprehensive plan of corporate governance for the purposes of defining independence, assigning responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. YETI’s Corporate Governance Guidelines, which are available under ‘‘Governance’’ in the Investor Relations section of our website, www.yeti.com, along with our other principal governance documents, set the framework for our governance structure. The Board believes that sound corporate governance is a source of competitive advantage for YETI and allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize stockholder value. LOSS OF CONTROLLED COMPANY EXEMPTION Upon the completion of a secondary offering on November 12, 2019, YETI ceased to be a controlled company under the New York Stock Exchange (‘‘NYSE’’) listing standards. Under the NYSE listing standards, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company; (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company; and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, the NYSE listing standards provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement. Since ceasing to be a controlled company, we have appointed a new independent director to the Board, and we intend to appoint additional directors to the Board and committees and/or appoint current directors who are then deemed independent to additional committees within the time periods required by the NYSE listing standards. DIRECTOR INDEPENDENCE Currently, our Board consists of nine members, four of whom are independent. For a director to be considered independent in accordance with applicable NYSE listing standards, the Board must determine that the director does not have any direct or indirect material relationship with us (including as a partner, shareholder or officer of an organization that has a relationship with us). As required by applicable NYSE listing standards, the Board has affirmatively determined that each of Frank D. Gibeau, Mary Lou Kelley, Dustan E. McCoy, and Robert K. Shearer is independent and free of any material relationships with YETI other than as established through his or her service as a director of YETI. In determining director independence, the Board considers any transactions or relationships between a director and his or her immediate family and affiliates, on the one hand, and YETI and its management, on YETI 2020 PROXY STATEMENT | 11

CORPORATE GOVERNANCE the other hand, to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. In our review of Ms. Kelley and Messrs. Gibeau, McCoy and Shearer, we found no such transactions or relationships. BOARD SIZE AND COMPOSITION The Board has determined that nine directors, four of whom are independent, is the appropriate size for YETI as we transition from being a controlled company to complying with the majority independent board requirement. The number of directors is fixed from time to time by resolution of the Board pursuant to the Certificate of Incorporation. However, pursuant to the terms of a stockholders agreement, dated October 24, 2018, by and among YETI, Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P., and certain other stockholders (the ‘‘Stockholders Agreement’’), so long as Cortec beneficially owns 20% or more of the outstanding shares of our common stock, YETI will take all necessary action to cause a director nominated by Cortec to serve as Chair of the Board. Under the Stockholders Agreement, Cortec has the right to nominate (a) three directors so long as it beneficially owns at least 30% of our outstanding shares of common stock, (b) two directors so long as it beneficially owns at least 15% but less than 30% of our outstanding shares of common stock, and (c) one director so long as it beneficially owns at least 10% but less than 15% of our outstanding shares of common stock. Pursuant to the Stockholders Agreement, Messrs. Schnadig, Najjar, and Lipsitz were all nominated by Cortec to serve on the Board. THE BOARD AND ITS COMMITTEES In 2019, the Board held seven meetings. Each director attended 85% or more of the aggregate of the meetings of the Board and of the meetings held by all committees of the Board on which such director served during the 2019 fiscal year. The Board currently has, and appoints the members of, three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which have been approved by the Board and are available under ‘‘Governance’’ in the Investor Relations section of our website, www.yeti.com. The current members of the committees are identified below. The Board determined that each of Ms. Kelley and Messrs. Gibeau, McCoy and Shearer is independent under the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). Mr. Schnadig, the Chair of the Board, Chair of the Nominating and Governance Committee, and member of the Compensation Committee, is not independent under the applicable independence standards. As provided under ‘‘—Loss of Controlled Company Exemption’’ above, we will continue to comply with all other Board and Board committee independence requirements of the SEC and the NYSE pursuant to the applicable phase-in schedules. 12 | YETI 2020 PROXY STATEMENT

CORPORATE GOVERNANCE COMMITTEE COMPOSITION Frank D. Gibeau Mary Lou Kelley Dustan E. McCoy Chair of the Board Committee Chair Committee Member Audit Committee financial expert AUDIT COMMITTEE NUMBER OF MEETINGS IN FY 2019: 12 Audit Committee Report: p. 61 MR. SHEARER (CHAIR) MR. GIBEAU MR. MCCOY The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to its charter to the Board for approval. As more fully described in its charter, the primary responsibilities of the Audit Committee are to: • assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function; prepare the Audit Committee’s annual report included in this proxy statement; advise and consult with management and the Board regarding the financial affairs of YETI; and appoint, compensate, retain, terminate and oversee the work of YETI’s independent auditors. • • • Each of Messrs. Shearer and McCoy served on the Audit Committee during fiscal 2019. Mr. Gibeau was appointed by the Board to the Audit Committee on January 30, 2020. All members of the Audit Committee have been determined to be financially literate and to meet the applicable NYSE and SEC standards for independence. See ‘‘Director Independence’’ above. The Board has determined that Mr. Shearer qualifies as an ‘‘audit committee financial expert’’ within the definition established by the SEC. YETI 2020 PROXY STATEMENT | 13 Committee Memberships Committee Member Nominating and AuditCompensationGovernance David L. Schnadig Robert K. Shearer

CORPORATE GOVERNANCE COMPENSATION COMMITTEE NUMBER OF MEETINGS IN FY 2019: 6 Compensation Committee Report: p. 48 MR. MCCOY (CHAIR) MS. KELLEY MR. SCHNADIG The Compensation Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to its charter to the Board for approval. As more fully described in its charter, the primary responsibilities of the Compensation Committee are to: • establish and administer YETI’s policies, programs and procedures for compensating and providing benefits to its executives; make recommendations to the Board regarding the compensation of non-employee directors; review and approve corporate goals and objectives relevant to the CEO’s compensation; evaluate the CEO’s performance in light of these goals and objectives and, either as a committee, or together with the independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation; review and approve corporate goals and objectives relevant to other executive officer compensation, evaluating the other executive officers’ performance in light of these goals and objectives, and determining and approving the compensation level of each other executive officer based on this evaluation; and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans. • • • • • In performing its responsibilities, the Compensation Committee takes into account the recommendations of the CEO and Senior Vice President of Talent & ESG in determining the compensation of executive officers other than with respect to the CEO or Senior Vice President of Talent & ESG, as applicable. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (‘‘FW Cook’’) as its independent compensation consultant. During the fiscal year ended December 28, 2019, FW Cook advised on and assisted with the review and evaluation of executive compensation and compensation of our non-employee directors. During the fiscal year ended December 28, 2019, FW Cook provided no services to YETI other than consulting services to the Compensation Committee regarding executive and non-employee director compensation. The Compensation Committee has reviewed the independence of FW Cook under the specific independence factors adopted by the SEC and NYSE and determined that FW Cook’s work does not raise any conflicts of interest. 14 | YETI 2020 PROXY STATEMENT

CORPORATE GOVERNANCE NOMINATING AND GOVERNANCE COMMITTEE NUMBER OF MEETINGS IN FY 2019: 4 MR. SCHNADIG (CHAIR) MS. KELLEY MR. SHEARER The Nominating and Governance Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to its charter to the Board for approval. As more fully described in its charter, the primary responsibilities of the Nominating and Governance Committee are to: • • • identify individuals qualified to become members of the Board; recommend candidates to fill Board vacancies and newly-created director positions; recommend whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms; recommend corporate governance guidelines applicable to the Board and YETI’s employees; oversee the evaluation of the Board and its committees; assess and recommend Board members to the Board for committee membership; and assist the Board with management succession planning and director and officer insurance coverage. • • • • For an overview of the Nominating and Governance Committee’s process for evaluating and selecting potential board candidates, see ‘‘—Director Nomination Process’’ below. For a description of Cortec’s right to nominate directors to our Board pursuant to the Stockholders Agreement, see ‘‘—Board Size and Composition.’’ DIRECTOR NOMINATION PROCESS YETI’s Nominating Policy, which describes the process for evaluating and selecting potential director candidates, is administered by the Nominating and Governance Committee and attached to its charter. Subject to the terms of the Stockholders Agreement, the Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates: • • reputation for integrity, strong moral character and adherence to high ethical standards holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor and has demonstrated high levels of accomplishment demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of YETI ability to read and understand basic financial statements and other financial information pertaining to YETI commitment to understand YETI and its business, industry and strategic objectives commitment and ability to regularly attend and participate in meetings of the Board, Board committees and stockholders, and ability to generally fulfill all responsibilities as a director of YETI • • • • YETI 2020 PROXY STATEMENT | 15

CORPORATE GOVERNANCE • willingness to represent and act in the interests of all stockholders of YETI rather than the interests of a particular group good health and ability to serve for prospective non-employee directors, independence under applicable SEC and NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, it being understood that not all directors are required to be independent under the NYSE listing standards willingness to accept the nomination to serve as a director of YETI • • • The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee: • whether the prospective nominee will foster diversity of backgrounds, skills, perspectives and experiences for potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as ‘‘financially literate’’ or as an ‘‘audit committee financial expert’’ under applicable NYSE and SEC rules for incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to YETI, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board the composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths • • • Our Corporate Governance Guidelines provide that no director may stand for election after reaching age 75 unless the Board approves an exception to this guideline on a case-by-case basis. The Nominating and Governance Committee solicits ideas for possible candidates from a number of sources—including members of the Board, our CEO and other senior-level executive officers, individuals personally known to the members of the Board, our other outside advisors and the potential re-nomination of incumbent directors. The Nominating and Governance Committee may also employ professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board. Beginning in 2018, the Nominating and Governance Committee engaged Heidrick & Struggles International, Inc., an independent third-party search firm (‘‘Heidrick & Struggles’’), to assist in the process of identifying and evaluating potential independent director candidates. Mary Lou Kelley, a member of the Board and a nominee for election at the Annual Meeting, has not previously been elected by YETI’s stockholders. On February 13, 2019, Ms. Kelley was recommended as a director nominee by the Nominating and Governance Committee after having been identified as a potential director candidate by Heidrick & Struggles and was appointed to serve, beginning February 13, 2019, as a director of YETI in a newly created seat on the Board. The Nominating and Governance Committee will also consider any suggestions of director nominees from stockholders and will evaluate any such prospective nominees in the same manner and against the same criteria as any other prospective nominee identified from any other source. Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended 16 | YETI 2020 PROXY STATEMENT

CORPORATE GOVERNANCE and Restated Bylaws (the ‘‘Bylaws’’). See ‘‘—Director Nominations and Stockholder Proposals’’ in this proxy statement and ‘‘Notice of Stockholder Business and Nominations’’ in the Bylaws. The Nominating and Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Nominating and Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. In addition, the Nominating and Governance Committee will consider whether a candidate (including a candidate recommended by stockholders) meets the qualifications set forth in YETI’s Corporate Governance Guidelines. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION During the fiscal year ended December 28, 2019, the members of the Compensation Committee were Mr. McCoy, Ms. Kelley and Mr. Schnadig. During the 2019 fiscal year, neither Mr. McCoy nor Ms. Kelley had any material interest in a transaction of YETI or a business relationship with, or any indebtedness to, YETI. Mr. Schnadig is a Co-President of Cortec, our principal stockholder. See ‘‘Certain Relationships and Related Party Transactions’’ for a description of the Stockholders Agreement and Registration Rights Agreement we entered into with Cortec and certain other stockholders in connection with our initial public offering of our common stock (our ‘‘IPO’’). Mr. Schnadig also was an officer of YETI and YETI Coolers, LLC until September 26, 2018. None of the members of the Compensation Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation Committee or a member of the Board. BOARD FUNCTION, LEADERSHIP STRUCTURE, AND EXECUTIVE SESSIONS The Board oversees the performance of YETI’s CEO and other senior management of YETI and works to assure that the best interests of stockholders are served. The Board does not have a policy requiring either that the positions of the Chair of the Board and CEO should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of YETI for the Board to make a determination on these matters when it elects a new CEO or Chair of the Board, or at other times consideration is warranted by the circumstances. Currently, the roles are separate, with Mr. Reintjes serving as our CEO and Mr. Schnadig serving as Chair of the Board. The Board is led by the Chair of the Board, Mr. Schnadig. The Chair of the Board oversees planning of the annual Board calendar and, in consultation with the other directors, schedules and sets the agenda for meetings of the Board. In addition, the Chair of the Board provides guidance and oversight to members of management and acts as the Board’s liaison to management. In this capacity, the Chair of the Board is actively engaged in significant matters affecting YETI. YETI 2020 PROXY STATEMENT | 17

CORPORATE GOVERNANCE Pursuant to the Stockholders Agreement, so long as Cortec beneficially owns 20% or more of the outstanding shares of our common stock, YETI will take all necessary action to cause a director nominated by Cortec to serve as Chair of the Board. The Board believes that this leadership structure is appropriate for YETI at this time because it provides our Chair of the Board with the readily available resources to manage the affairs of the Board while allowing our CEO to focus more on operational and management functions. An executive session of the non-management directors is held in conjunction with each regular meeting of the Board. Our independent directors also meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Shearer serves as the presiding director at these executive sessions. THE ROLE OF THE BOARD IN SUCCESSION PLANNING The Board believes effective succession planning, particularly for the CEO, is important to the continued success of YETI. The Compensation Committee will, at least annually, make a report to the Board on succession planning for executive officers of YETI. In addition, at least annually, the Nominating and Governance Committee will make a report to the Board on succession planning for the Chair of the Board. YETI’s succession plan will include appropriate contingencies in case the Chair of the Board, the CEO or another key executive officer of YETI retires, resigns, dies or is incapacitated. The Board, with the assistance of the Nominating and Governance Committee or Compensation Committee, as applicable, will evaluate potential successors to the Chair of the Board, the CEO and other key executive officers of YETI. The Chair of the Board and the CEO contribute to these evaluations by making available their recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. THE ROLE OF THE BOARD IN RISK OVERSIGHT As part of its oversight function, the Board plays an active role, both as a whole and at the committee level, in overseeing management of YETI’s risks. Management is responsible for our day-to-day risk management activities and oversees areas of material risk, which may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. YETI has established an enterprise risk framework for identifying, aggregating, and evaluating risk across the enterprise. The risk framework is integrated with YETI’s annual planning, audit scoping, and control evaluation management by its internal auditor. The involvement of the Board in assessing our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for YETI. The Board regularly receives updates from management and outside advisors regarding this oversight responsibility. In addition, our Board committees each oversee certain aspects of risk management. The Audit Committee assists the Board in fulfilling its oversight responsibility for financial reporting and meets periodically with management to review financial risk exposures and YETI’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and its outside compensation consultant. 18 | YETI 2020 PROXY STATEMENT

CORPORATE GOVERNANCE Senior management attends Board and Board committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Audit and Compensation Committees also rely on the advice and counsel of our independent auditors and independent compensation consultant, respectively, to raise awareness of any risk issues that may arise during their regular reviews of our financial statements, audit work, and executive compensation policies and practices. The Board is updated on each committee’s risk oversight and other activities via meeting reports from each committee chair to the full Board at each Board meeting. BOARD ASSESSMENTS At least annually, the Nominating and Governance Committee oversees an evaluation of the performance of the Board as a whole, each committee of the Board, and each director. As part of this process, (a) the Board conducts a self-assessment of the Board as a whole to determine, among other matters, whether the Board is functioning effectively; (b) each committee of the Board conducts a self-assessment of the committee’s effectiveness; and (c) the directors undertake a peer assessment. CODE OF ETHICS AND BUSINESS CONDUCT YETI adopted a written code of ethics and business conduct that applies to our directors, executive officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the YETI Code of Ethics and Business Conduct is posted under ‘‘Governance’’ on the Investor Relations section of our website, www.yeti.com. To the extent required by applicable rules adopted by the SEC and the NYSE, we intend to disclose future amendments to, or waivers from, the Code granted to our executive officers and directors at this location. ANTI-HEDGING AND ANTI-PLEDGING POLICY Directors, executive officers, other employees and third-party consultants or independent contractors whose business relationship with YETI provides access to material nonpublic information regarding YETI may not engage in transactions of a speculative nature regarding YETI securities at any time, including, but not limited to, put options, margining YETI securities, or otherwise pledging YETI securities as collateral or entering into any other hedging transactions. In addition, directors, executive officers, other employees and such third-party consultants or independent contractors are prohibited at all times from short-selling YETI common stock or engaging in transactions involving YETI-based derivative securities, including, but not limited to, trading in YETI-based put or call option contracts, transacting in straddles, and the like. COMMUNICATION WITH THE BOARD We encourage our stockholders and other interested persons to communicate with the Board. Written communications to members of the Board, the non-management or independent members of the Board as a group, or the Chair of the Board can be sent to the following: Board of Directors, c/o YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. All such communications will be YETI 2020 PROXY STATEMENT | 19

CORPORATE GOVERNANCE

forwarded to the applicable directors for their review, except for communications that (a) contain material that is not appropriate for review by the Board based upon the Bylaws and the established practice and procedure of the Board, or (b) contain improper or immaterial information.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our directors receive compensation in accordance with our Non-Employee Director Compensation Policy. Unless otherwise determined by the Board, non-employee directors compensated by Cortec will not receive compensation (other than reimbursement of expenses and discounts on YETI products) for their participation on the Board or involvement on any of its committees.

FISCAL 2019 DIRECTOR COMPENSATION TABLE

The table below sets forth information regarding all compensation awarded to, earned by, or paid to our non-employee directors during 2019. Mr. Gibeau is a non-employee director but is not included in the table below because he did not join our Board until February 2020.

Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Total ($)
Mary Lou Kelley	91,023	120,000	211,023
Dustan E. McCoy	100,000	120,000	220,000
Robert K. Shearer	100,000	120,000	220,000

(1) Represents retainer for Board service and for committee chair and committee service. Mr. Shearer elected to defer his annual cash retainer and committee cash fees into deferred stock units ("DSUs").

(2) Represents the grant date fair value of restricted stock units ("RSUs") granted on May 17, 2019. Assumptions used in the calculation of these amounts are included in Note 11—Stock-Based Compensation of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Mr. Shearer elected to receive DSUs in lieu of the RSUs. As of December 28, 2019, Ms. Kelley held 1,141 DSUs and 4,683 RSUs, Mr. McCoy held 3,155 DSUs and 4,683 RSUs, and Mr. Shearer held 8,586 DSUs.

20 | YETI 2020 PROXY STATEMENT

CORPORATE GOVERNANCE ANNUAL CASH COMPENSATION Our non-employee directors receive an annual cash retainer of $75,000, which, absent a deferral election described below, is paid quarterly in arrears and pro-rated based on days of service on the Board. Each non-employee director is also entitled to receive membership or service as a chair as follows: additional cash compensation for committee Retainer Position ($) Non-Executive Chair of the Board 60,000 * To be determined if and when the Special Committee is established. As of the date of each annual meeting of our stockholders, or on a pro rata basis as of the date of a non-employee director’s initial election or appointment to the Board, non-employee directors are able, subject to compliance with tax deferral rules, to elect to defer into DSUs all or part of the annual cash retainer, or chair or committee cash fees, that would be earned between such date and our next annual meeting of stockholders, which we refer to as the service period. Such DSUs would be issued on the first day of the service period on the basis of our stock price on the date of grant, rounded down for any partial shares. Such DSUs would vest on the earlier to occur of (a) the first anniversary of the date of grant and (b) the next following annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Any vested DSUs will be settled in shares of our common stock on the earlier of (a) a date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director’s cessation of service on the Board. During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director. All of our directors are reimbursed for their reasonable out-of-pocket expenses related to their service as a member of the Board or one of its committees. YETI 2020 PROXY STATEMENT | 21 Annual Lead or Presiding Director of the Board (if any) 40,000 COMMITTEE CHAIRS • Audit Committee 20,000 • Compensation Committee 15,000 • Nominating and Governance Committee 10,000 • Special Committee (e.g., strategic transactions, investigations, key employee searches) * C OMMITTEE MEMBERS • Audit Committee 10,000 • Compensation Committee 7,500 • Nominating and Governance Committee 5,000 • Special Committee (if established) 7,500

CORPORATE GOVERNANCE EQUITY COMPENSATION On the date of each annual meeting of our stockholders, or on a pro rata basis upon initial election or appointment to the Board, non-employee directors are granted an award of RSUs with a value of $120,000 (based on our closing stock price on the date of grant). This award will vest in full in one installment on the earlier to occur of (a) the first anniversary of the date of grant and (b) immediately prior to our next annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Our non-employee directors are able to elect to defer all or part of the grant of RSUs in the form of DSUs, which will vest in full in one installment on the same basis as a non-employee director’s RSUs vest and will be settled in shares of our common stock on the earlier to occur of (a) the date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director’s cessation of service on the Board. During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director. COMPANY PRODUCT DISCOUNT Directors are entitled to a discount to the suggested retail price of certain of our products. NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES Effective September 26, 2018, the Board adopted the YETI Holdings, Inc. Executive and Director Stock Ownership Policy (as amended January 30, 2020, the ‘‘Policy’’), pursuant to which certain executives and non-employee directors are expected to acquire a targeted level of share ownership. Under the Policy, each of our non-employee directors who receives compensation from us for his or her service on the Board is required to own stock in an amount equal to not less than five times his or her annual cash retainer. For purposes of this requirement, a non-employee director’s holdings include shares of our common stock held directly or indirectly, individually or jointly, as well as vested or earned share awards, including, but not limited to, (a) vested or earned restricted or performance stock and (b) shares underlying vested or earned restricted stock units, performance stock units and unexercised stock options, in all cases whether or not deferred for future delivery. Until the stock ownership requirements have been satisfied, non-employee directors are required to retain 100% of the shares received upon settlement of restricted stock, RSUs or performance shares (net of shares with a value equal to the amount of taxes owed by such non-employee director in respect of such settlement) and the shares received on exercise of stock options (net of shares tendered or withheld for the payment of the exercise price and taxes owed by such non-employee director in respect of such exercise), in any case, with respect to equity awards that are granted on or following October 24, 2018. The stock retention requirement does not apply to equity awards that were granted to our non-employee directors prior to October 24, 2018. 22 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION PROPOSAL 2. RECOMMENDATION, ON AN ADVISORY BASIS, ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS In accordance with the rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on how frequently we should seek an advisory vote on the compensation program for our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables, and the related narrative disclosure. This non-binding advisory vote is commonly referred to as a ‘‘say-on-frequency’’ vote and, under the SEC rules, we are required to hold a new say-on-frequency vote at least every six years. By voting with respect to this Proposal No. 2, stockholders may indicate whether they would prefer that we conduct future advisory votes on the compensation program for our named executive officers every year, every two years or every three years. The Board believes that the non-binding advisory vote on the compensation program for our named executive officers should be conducted every year so that our stockholders may annually express their views on our executive compensation program. Stockholders are not voting to approve or disapprove the recommendation of the Board. Instead, stockholders may cast a vote on their preferred voting frequency by choosing any of the following four options with respect to this proposal: ‘‘1 year,’’ ‘‘2 years,’’ ‘‘3 years,’’ or ‘‘Abstain.’’ If you do not have a preference regarding the frequency of future advisory votes on the compensation of our named executive officers, you should ‘‘Abstain’’ from voting on this Proposal 2. For the reasons discussed above, we are asking our stockholders to vote for a frequency of ‘‘one year.’’ Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast on the proposal by holders present or represented at the meeting is required to approve a frequency option for future advisory votes on the compensation of our named executive officers. However, if no option receives such majority vote, our Board will consider the option that receives the most votes cast at the Annual Meeting to be the frequency option preferred by our stockholders. As an advisory vote, this proposal is not binding. However, the Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future votes on the compensation program for our named executive officers. The Board unanimously recommends that stockholders vote to hold future advisory votes on the compensation program for our NEOs every ‘‘1 Year’’.  YETI 2020 PROXY STATEMENT | 23

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief summary of the business experience of individuals who serve as our executive officers.

Name	Age (as of April 9, 2020)	Position
Matthew J. Reintjes	44	President and Chief Executive Officer, Director
Paul C. Carbone	54	Senior Vice President and Chief Financial Officer
Bryan C. Barksdale	49	Senior Vice President, General Counsel and Secretary
Hollie S. Castro	50	Senior Vice President of Talent & ESG
Brian S. Dengler	48	Senior Vice President of Product
Michael K. Kienitz	52	Senior Vice President of Operations
Kirk A. Zambetti	51	Senior Vice President of Sales

Matthew J. Reintjes. Mr. Reintjes' biographical information is disclosed on page 8 of this Proxy Statement under "Directors Continuing in Office—Class I Directors (for Terms Expiring in 2022)."

Paul C. Carbone. Mr. Carbone has served as our Chief Financial Officer since June 2018 and as a Senior Vice President in September 2018. Prior to joining us, Mr. Carbone served from April 2017 to February 2018 as Chief Financial Officer and Chief Operating Officer of The Talbots, Inc., or Talbots, a specialty retailer. Prior to Talbots, Mr. Carbone served from June 2012 to April 2017 as Senior Vice President and Chief Financial Officer of Dunkin' Brands Group, Inc., or Dunkin', a quick service restaurant business. Mr. Carbone also served as Vice President, Finance and Strategy of Dunkin' from September 2008 to June 2012. Prior to Dunkin', Mr. Carbone served from 2006 to 2008 as Senior Vice President and Chief Financial Officer of Tween Brands, Inc., or Tween, an operator of specialty retailing brands. Prior to Tween, Mr. Carbone served from 2005 to 2006 as Vice President, Finance for Victoria's Secret of L Brands, Inc., formerly known as Limited Brands, Inc., a specialty retailer. Mr. Carbone holds a B.S. in Hotel Management from the University of Massachusetts, a B.S. in Business Administration from the University of South Carolina, and an M.B.A. from the University of Illinois.

Bryan C. Barksdale. Mr. Barksdale has served as our General Counsel since August 2015 and our Secretary since December 2015. Mr. Barksdale was named as a Senior Vice President in September 2018. Prior to joining us, Mr. Barksdale served as General Counsel of iFLY Holdings, Inc., a designer, manufacturer, and operator of vertical wind tunnels used in indoor skydiving facilities, from January 2015 to July 2015. From August 2010 to January 2015, Mr. Barksdale served as Chief Legal Officer, General Counsel, and Secretary of Bazaarvoice, Inc., a social commerce software-as-a-service company. From February 2005 to August 2010, Mr. Barksdale practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, Professional Corporation. Mr. Barksdale previously practiced corporate and securities law with Brobeck, Phleger & Harrison LLP and with Andrews Kurth LLP. Mr. Barksdale holds a B.A. from The University of Texas at Austin, an M.Ed. from the University of Mississippi, and a J.D. from Washington & Lee University School of Law.

Hollie S. Castro. Ms. Castro was named as our Vice President of Talent in January 2018 and has served as our Senior Vice President of Talent since September 2018. Ms. Castro was named as our Senior Vice President of Talent and ESG in February 2020. Prior to joining us, Ms. Castro served as President of the Castro Consulting Group, an organization which coaches and advises executives from start-ups to Fortune 500 companies, from 2015 to 2018. Prior to that, Ms. Castro held the roles of Executive Vice

24 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION President of Kony, a digital and mobile application company, in 2014, and Senior Vice President of Human Resources and Administration at BMC Software, a multi-cloud management company, from 2009 to 2014. Ms. Castro holds a B.A. in Interpreting Italian and French from Marlboro College and an M.B.A. in International Management from Thunderbird. Brian S. Dengler. Mr. Dengler was named as our Senior Vice President of Product in January 2020. Prior to joining us, Mr. Dengler served as Vice President of R&D for the Writing segment of Newell Brands Inc., or Newell, a leading global consumer goods company, from 2017 to 2019, and was Vice President of R&D for Newell’s Home Solutions segment from 2013 to 2017. Prior to that, Mr. Dengler held R&D leadership roles for Newell’s Calphalon brand, from 2010 to 2013, and Newell’s Rubbermaid brand, from 2003 to 2010. Mr. Dengler holds a B.S. in Mechanical Engineering Technology from the University of Cincinnati. Michael K Kienitz. Mr. Kienitz was named as Vice President of Global Operations in July 2018 and served as YETI’s Head of Global Operations from September 2018 until February 2020 when he was named Senior Vice President of Operations. Prior to joining us, Mr. Kienitz served as the Chief Procurement Officer—Vice President of Supply Chain at SunPower Corporation, a U.S. solar manufacturer and sustainable energy provider. Between 2007 and 2012, he held various roles at Whirlpool Corporation, including Vice President of Global Strategic Sourcing. Prior to Whirlpool, Mr. Kienitz was a Strategic Sourcing Director at Honeywell Corporation and a Corporate Purchasing and Engineering Manager at Intel Corporation. Mr. Kienitz holds a B.A. in Supply Chain Management from Michigan State University and an M.B.A. in International Management from Thunderbird. Kirk A. Zambetti. Mr. Zambetti was named as our Vice President of Sales in August 2016 and has served as our Senior Vice President of Sales since September 2018. Prior to joining us, Mr. Zambetti was the Vice President of Sales for North America for Danaher’s Dental Technologies division from October 2008 to August 2016, and was Director of Key Accounts, North America dating back to March 2007. Prior to Danaher, Mr. Zambetti held various commercial leadership and sales roles with leading medical device manufacturers and distributors, including Siemens, ANSI, Urologix, and PSS WorldMedical. Mr. Zambetti holds a B.A. in History from Hampden-Sydney College. YETI 2020 PROXY STATEMENT | 25

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS We are committed to providing our stockholders with a thorough understanding of our executive compensation program and its link to our strategic objectives and business priorities. This compensation discussion and analysis (‘‘CD&A’’) describes the philosophy, objectives, process, components and additional aspects of our 2019 executive compensation program and aligns with the amounts shown in the executive compensation tables that immediately follow. While the principles underlying YETI’s compensation philosophy extend to all levels of the organization, this CD&A and the accompanying tables specifically analyze and provide historical compensation information for our named executive officers (‘‘NEOs’’). Section III. Compensation Determination Process Section V. Additional Compensation Policies and Practices I. EXECUTIVE SUMMARY Fiscal 2019, our first full year as a publicly-traded company, was an exciting year of exceptional growth for YETI as we made strides in expanding our customer base, introducing new products, accelerating our direct-to-consumer (‘‘DTC’’) channel and expanding internationally, all while staying true to YETI’s mission and core values. Our brand power and thoughtful approach to growth led to strong operating performance. As much of our success in 2019 can be attributed to the implementation of YETI’s business strategy by our senior leadership team, we believe that the compensation of our NEOs reflects and rewards their contributions to YETI’s success and demonstrates alignment with YETI’s annual financial results and the interests of our stockholders. In this executive summary, we provide an overview of our business performance in 2019 and its alignment with our executive compensation program. In addition, we summarize the actions that the Compensation Committee took following fiscal 2019 to align with YETI’s continuing evolution and sound corporate governance practices. The Compensation Committee believes that the following information showcases how our compensation practices attract and retain the highest levels of talent and accomplish the goal of pay-for-performance by rewarding our executives for the achievement of both short-term and long-term financial and strategic performance goals. 2019 Select Business Highlights During fiscal 2019, YETI made significant investments to support the growth of its business. For example, we introduced our LoadOut GoBox, Rambler 12 oz. Bottle with Hotshot Cap, Daytrip Lunch Bag, next-generation Hopper M30 Soft Cooler, Rambler Jr. Kids Bottle, Rambler 10 oz. Stackable Mug, the Trailhead Dog Bed, Boomer 4 Dog Bowl, Crossroads 23 Backpack, Crossroads Tote Bag, Rambler 24 oz. Mug, V Series Hard Cooler and new colorways for Drinkware, hard and soft coolers, and for our Camino Carryall. As part of our strategy to expand internationally, we launched the YETI.ca website in 26 | YETI 2020 PROXY STATEMENT CD&A REFERENCE GUIDE Section I. Section II. Executive Summary Compensation Philosophy and Objectives Section IV. Components of Our Compensation Program

EXECUTIVE COMPENSATION

Canada in June 2019 to provide customers the opportunity to purchase YETI products directly online; launched the uk.YETI.com and eu.YETI.com websites in the United Kingdom and Europe in July 2019; launched the nz.YETI.com website in New Zealand in August 2019; and began fulfilling wholesale orders in New Zealand and the United Kingdom in August 2019 and September 2019, respectively. In addition, we opened four new retail stores in 2019. As summarized below, these initiatives and investments led to strong financial performance in fiscal 2019, and we believe the momentum will carry forward into fiscal 2020 and thereafter.


NET SALES
$639
$779
$914
2017
2018
2019


GROSS PROFIT
Gross Profit
% Margin
$295
$383
$475
46%
49%
52%
2017
2018
2019


ADJUSTED OPERATING INCOME
Gross Profit
% Margin
$76
$124
$158
12%
16%
17%
2017
2018
2019

Note: $ in millions, except percentages

Net Sales

YETI delivered strong operating performance in fiscal 2019, increasing net sales 17% year-over-year to a record $913.7 million. Our DTC channel sales, which includes sales of our products made on YETI.com, country and region-specific YETI websites, YETI Authorized on the Amazon Marketplace, and in our retail and pop-up stores, as well as sales of customized products with licensed marks and original artwork through our corporate sales program and at YETI.com, increased 34% to $386 million while wholesale net sales, which includes those made at our wholesale partners, increased 7% to approximately $527.6 million. Our Drinkware category continued to grow at an accelerated rate, with net sales rising 24% to $526.2 million, while sales of our Coolers & Equipment rose 11% to $368.9 million in fiscal 2019.

Gross Profit

In fiscal 2019, our gross profit increased 24% to $475.3 million, or 52.0% of net sales, an increase of 280 basis points in gross margin, primarily driven by cost improvements, particularly in our Drinkware category, and a favorable shift in our channel mix led by an increase in DTC channel net sales, partially offset by higher tariff rates.

Adjusted Operating Income

YETI's adjusted operating income, which, in addition to net sales, is a non-GAAP financial performance metric under our annual short-term incentive plan, increased 27% to $158.1 million, or 17.3% of net sales, for fiscal 2019. (See "—Annual Incentive Plan—Performance Measures" for a discussion of this metric and see Appendix A for a reconciliation to the corresponding GAAP metric.)

YETI 2020 PROXY STATEMENT | 27

EXECUTIVE COMPENSATION Our Named Executive Officers in 2019 For 2019, the following individuals were identified as our NEOs: Name International Melisa Goldie(2) (1) Mr. Murdock resigned from YETI effective March 6, 2020. (2) Ms. Goldie joined YETI on January 7, 2019 and separated from YETI effective November 1, 2019. Key 2019 Executive Compensation Program Decisions YETI is a performance driven organization, and the Compensation Committee believes there is a strong connection between our growth, the targets we communicate externally and the corresponding compensation decisions that we make with respect to our NEOs and the organization as a whole. Our Compensation Committee made the following decisions in 2019 regarding each of our compensation program components for our NEOs. Base Salaries The Compensation Committee set base salaries for our NEOs in connection with our IPO in October 2018 (other than Ms. Goldie who was hired in 2019) with reference to, among other things, base salaries in our peer group (See ‘‘—Compensation Peer Group and Peer Selection Process’’ below for our peer group and discussion of our peer group selection process). Accordingly, the Compensation Committee did not adjust the base salaries of our NEOs during the annual review cycle in February 2019. However, Mr. Murdock received a 5% increase in his annual base salary on July 12, 2019, in connection with his promotion to Senior Vice President, Direct-to-Consumer and Managing Director, International. 2019 Short-Term Incentive Plan The Compensation Committee led a process to set the financial performance targets under the 2019 short-term incentive plan (‘‘STIP’’), which were set substantially above prior-year levels and required the achievement of double-digit percentage growth over our 2018 financial results, as described below. The STIP in 2019 utilized two financial performance metrics: • Net Sales, which represented 40% of the total STIP opportunity and had a performance threshold of 96% of target and a performance maximum of 105% of target; and • Adjusted Operating Income, which represented 60% of the total STIP opportunity and had a performance threshold of 94% of target and a performance maximum of 115% of target. The Compensation Committee believes these two financial metrics appropriately focused executive officers on the critical strategic priorities necessary to grow stockholder value. The STIP is based entirely on YETI’s performance with respect to the two performance metrics; there was no allocation to individual performance goals. All of our eligible employees participate in the STIP on generally the same terms, 28 | YETI 2020 PROXY STATEMENT Position Matthew J. Reintje President and Chief Executive Officer Paul C. Carbone Senior Vice President, Chief Financial Officer Robert O. Murdock(1) Former Senior Vice President, Direct-to-Consumer and Managing Director, K irk A. Zambetti Senior Vice President of Sales Hollie S. Castro Senior Vice President of Talent & ESG Former Senior Vice President and Chief Marketing Officer

EXECUTIVE COMPENSATION other than the target bonus opportunity amount and inclusion of additional performance components for employees other than the NEOs. The target opportunities under the STIP for each of the NEOs were denominated as a percentage of base salary and ranged from 60% to 100% of base salary. If YETI did not achieve the minimum level of performance, then there would be no payout under the STIP, and payouts were capped at 200% of the target opportunity. As described above, Net Sales increased 17% to a record $913.7 million based on strong contributions from both the wholesale and DTC channels, and Adjusted Operating Income increased 27% to $158.1 million, which drove payouts under our STIP at 161% of target for all employees participating in the STIP, including our NEOs. 2019 Long-Term Incentive Plan For 2019, our long-term incentive plan (‘‘LTIP’’) for our NEOs consisted of a mix of equity-based awards, split evenly between time-based stock options and time-based restricted stock units (‘‘RSUs’’), both of which vest over a three-year period measured from the date of grant. As described below, we have introduced performance-based restricted stock (‘‘PBRS’’) into our LTIP design for 2020 in connection with our growth and continuing evolution as a public company. Looking Ahead... 2020 LTIP In connection with our growth and continuing evolution as a public company, the Compensation Committee has shifted to a mix of time-based awards and performance-based awards with respect to grants made to our NEOs in 2020. The performance-based awards, which comprise 30% of the grant date target value of the long-term incentive package in 2020, are structured as PBRS based on free cash flow measured over a three-year period, with a relative total shareholder return (‘‘TSR’’) modifier based on the performance of our stock price relative to the companies in the Russell 2000 Index. The time-based awards, which comprise 70% of the grant date target value of the long-term incentive package in 2020, are structured as shares of restricted stock that provide for time-based vesting over a three-year period. Consistent with our focus on pay-for-performance, the Compensation Committee anticipates that the long-term performance incentive package in 2021 will place an increased emphasis on corporate performance, shifting to a mix of 50% PBRS and 50% time-based restricted stock. Target Pay Mix By emphasizing short-and long-term incentives, our 2019 target pay mix reflects our executive compensation philosophy and objectives of pay-for-performance and alignment of executive officers’ interests with those of YETI and its stockholders. The following graphics show the allocation of annual target total direct compensation payable to our CEO and the average annual target total direct compensation payable to our other NEOs. The Compensation Committee allocated compensation among base salary, target STIP amounts, and the grant date fair value of long-term incentives in the form of stock options and RSUs. In determining the values and allocations, the Compensation Committee referred to and considered the allocations among such elements at the peer group companies. Consistent with our focus on pay-for-performance, a meaningful majority of annual target total direct compensation is at-risk variable pay. Specifically, in 2019, 80% of our CEO’s target total direct YETI 2020 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION compensation was at-risk compensation, and, on average, 70% of the target total direct compensation of our other NEOs was at-risk compensation. We consider compensation to be ‘‘at-risk’’ if it is subject to operating performance or if its value depends on the value of our common stock. 2019 CEO PAY MIX Base 20% Options 30% Cash 40% Equity 60% STI 20% RSUs 30% 2019 OTHER NEO PAY MIX 2019 PEER CEO PAY MIX Base 21% Options 25% Performance-Based 25% Base 30% Equity 50% Cash 50% Cash 44% Equity 56% STI 23% RSUs 25% STI 20% Time-Based 31% 2020 CEO PAY MIX Base 17% PBRS 18% Cash 39% Equity 61% STI 22% RSUs 43% Each compensation element for our CEO and other NEOs is discussed in more detail below and, with respect to the 2019 pay mix for our CEO and other NEOs, set forth in more detail in the 2019 Summary Compensation Table and 2019 Grants of Plan-Based Awards Table. The percentages displayed in the 2019 Peer CEO Pay Mix chart above are based on the average (a) base salaries, (b) target annual cash bonus, (c) performance-based long-term incentives, and (d) total long-term incentives of the CEOs for our peer group, as derived from information publicly disclosed through September 2019. 30 | YETI 2020 PROXY STATEMENT At-Risk Compensation 83% At-Risk Compensation 79% At-Risk Compensation 70% At-Risk Compensation 80%

II.COMPENSATION PHILOSOPHY AND OBJECTIVES Compensation Philosophy YETI’s compensation philosophy is based on the following core components: • Alignment with our business strategy and stockholders’ interests. Our program contains specific financial performance metrics such as Net Sales and Adjusted Operating Income that are consistent with our strategic goals and are indicative of top-line and bottom-line performance. YETI’s executive compensation program also contains a significant allocation to equity incentives to promote the prioritization of our long-term operational and, in turn, stock price performance and to closely tie the interests of executive officers with those of our stockholders. Motivate and reward achievement of our key goals. Performance-based incentives using financial metrics that tie to our short-and long-term goals are significant components of our executive compensation program. By linking performance and achievement to compensation, we seek to motivate executive officers to accomplish our key strategic objectives. We define clear and measurable quantitative objectives that are designed to strengthen this link and thus improve results and returns to our stockholders. Provide competitive pay to attract and retain talent. We recruit executive officers and managers with a wide diversity of experiences, expertise, capabilities, and backgrounds to lead us as we scale our business and execute our strategy. In recruiting our executives and determining competitive pay levels, we consider a number of reference points, including the compensation structure and amounts of compensation paid to the executive officers at peer group companies, as well as broader general industry surveys. The total compensation of a particular executive officer in a particular year may vary from the level implied by reference to the peer group companies or general industry surveys to reflect their specific experience, skills, scope of responsibilities, our specific talent needs, performance or other internal factors. Balance cost and risk considerations. We consider the overall costs of our executive compensation program to ensure that both YETI and the executive officers get value from the program. In doing so, we monitor pay levels and elements at the peer group companies and in general industry surveys so that compensation decisions are made with due consideration of value and cost. • • • In designing the program, we also consider many other factors, including risks that may arise from the structure of our program. Because short-and long-term incentives motivate executive officers to pursue achievement of challenging goals, we must consider whether the program may lead to undue pressure on executive officers to take excessive risks. In connection with this, there are a number of items in our executive compensation program that mitigate such risks, including stock ownership guidelines, a clawback policy, prohibitions on hedging and pledging, and other aspects, as discussed below under ‘‘—Additional Compensation Policies and Practices.’’ YETI 2020 PROXY STATEMENT | 31

Compensation Program Governance

To achieve the key objectives of our executive compensation program and drive our pay-for-performance culture without incentivizing undue risk taking, the Compensation Committee employs the following governance practices:

WHAT WE DO	
✓ Pay for Performance	The majority of targeted total executive officer compensation is variable and tied to our financial results or the performance of our stock price, or both.
✓ Balance Short- and Long-Term Compensation	The allocation of incentives among the STIP and the LTIP does not over-emphasize short-term performance at the expense of achieving long-term goals.
✓ Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant on matters pertaining to executive and non-employee director pay and governance.
✓ Stock Ownership Guidelines	Executive officers are expected to acquire and maintain a certain level of ownership interest, in order to emphasize long-term performance and to promote alignment with stockholders.
✓ Mitigation of Risk	Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, and multiple performance metrics.
✓ Clawback Policy	Our executives' incentive compensation is subject to a clawback policy that applies in the event of certain financial restatements or when an executive engages in serious misconduct or prohibited activity.
✓ Double Trigger Change-in-Control Provisions	If there is a change in control, outstanding equity will vest only if there is a termination of employment following such change in control (a "double trigger"). A change in control alone will not trigger vesting.
✓ Regularly Review Share Utilization	Management and the Board regularly evaluate share utilization levels by reviewing the cost and dilutive impact of stock compensation.

32 | YETI 2020 PROXY STATEMENT

WHAT WE DON'T DO		
X	No employment agreements other than with the CEO	We do not have employment agreements with our executive officers, other than the CEO.
X	No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares or units that a participant has not yet earned or that have not vested.
X	No Hedging or Pledging of YETI Securities	We prohibit employees and non-employee directors from engaging in hedging, pledging or short sale transactions in YETI securities.
X	No Repricing of Underwater Stock Options	Under our equity plan, we expressly prohibit repricing of stock options or exchanges of underwater stock options without stockholder approval.
X	No Excessive Perquisites	We do not provide excessive perquisites to executive officers.
X	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
X	No Special Executive Retirement Programs	We do not have any special executive retirement programs that are specific to executive officers.

III. COMPENSATION DETERMINATION PROCESS

Role of the Compensation Committee

The Compensation Committee is responsible for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving, or recommending for approval by the Board, the compensation of the NEOs.

Guided by the compensation philosophy as described above, the Compensation Committee structures the executive compensation program in order to accomplish our articulated compensation objectives.

Each year, the Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate. The Compensation Committee obtains input from executive officers regarding the annual operating plan, expected financial results, projected stockholder returns and related risks. With this information as its foundation, the Compensation Committee establishes the performance-based metrics and targets for the STIP and, beginning in 2020 using a multi-year projection, for the PBRS that we have introduced into our executive compensation program design under the LTIP.

The Compensation Committee sets appropriate threshold, target and maximum performance goals to motivate financial performance without incentivizing excessive risk-taking. Following completion of the performance year or period, the Compensation Committee evaluates achievement relative to the pre-established performance goals and determines and certifies corresponding payouts earned.

YETI 2020 PROXY STATEMENT | 33

Role of the Independent Compensation Consultant The Compensation Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities, and has the power to retain an independent compensation consultant to assist it in the performance of its duties and responsibilities. The Compensation Committee retained FW Cook as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of FW Cook at YETI’s expense. The Compensation Committee selected FW Cook as its consultant because of the firm’s expertise and reputation. The Compensation Committee has worked with FW Cook to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to short-term incentive plans and long-term equity and other incentive plans; collect comparative compensation levels for each of our executive officer positions; assess our executive officers’ base salaries, short-term annual incentive targets and long-term equity compensation levels; review our equity compensation strategy, including the development of award guidelines; and review board of director compensation and design practices. While the Compensation Committee takes into consideration the review and recommendations of FW Cook when making decisions about our executive compensation program, ultimately, the Compensation Committee makes its own independent decisions about compensation matters. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules. In doing so, the Compensation Committee considered various factors bearing upon FW Cook’s independence, including the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not provide any services to us other than the services provided to the Compensation Committee as described herein and in the ‘‘Director Compensation’’ section. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that FW Cook is independent under applicable standards. Role of Say-On-Pay Vote Because we have only been a public company since October 2018 and only just recently ceased being an ‘‘emerging growth company,’’ as defined in the Jumpstart Our Business Startups Act, we are not yet required to provide our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs (this vote is commonly referred to as a ‘‘say-on-pay’’ vote). We will have our first say-on-pay vote in 2021. In this Proxy Statement, stockholders are being asked to vote on how frequently we should conduct say-on-pay votes in the future (this vote is commonly referred to as a ‘‘say-on-frequency’’ vote). Our Board believes that going forward our stockholders should have the opportunity to cast a say-on-pay vote on an annual basis so that our stockholders may annually express their views on our executive compensation program. The Compensation Committee intends to consider the outcome of stockholders’ votes on our executive compensation program when making future compensation decisions for the NEOs. 34 | YETI 2020 PROXY STATEMENT

Compensation Peer Group and Peer Selection Process The Compensation Committee believes that obtaining relevant market and benchmark data is important in making determinations about executive compensation. Such information provides helpful context and a solid reference point for making decisions, even though, relative to other companies, there are differences and unique aspects of YETI. When making decisions about the structure and component mix of our executive compensation program, the Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources. However, the Compensation Committee does not have any formal or informal benchmarking policy, and uses the peer compensation data solely as a reference point when making compensation decisions for the NEOs using its business judgment. In connection with our IPO planning process in 2018, the Compensation Committee, with the assistance of FW Cook, developed a peer group comprised of 18 companies focused on leisure products and branded apparel. The Compensation Committee selected the peer group based on the following guiding principles: The Compensation Committee reviews the peer group annually. In 2019, after a thorough review of the peer group, the Committee concluded that the existing peer group continues to be aligned in terms of the nature of the businesses of the peer companies (premium leisure products), their growth profile, size, the absence of changes as a result of merger and acquisition activity or bankruptcies, the value of maintaining a consistent group and the value of maintaining a group of appropriate size (i.e., 18 companies). Accordingly, the peer group remained unchanged in 2019. YETI 2020 PROXY STATEMENT | 35 Overall Reasonableness The peer group, in totality, is reasonable and defensible for comparison a purposes. Company Size Companies of comparable organizational scale and com-plexity or of comparable market value or financial performance make for good reference points, though companies outside the parameters may be included if other factors present a compel-ling justification. Peer Group Size The peer group should have a sufficient number of com-panies, generally 12 to 20, to provide meaningful results and to lessen volatility in comparative compensation values. Competitors for Investments Companies that investors may consider alternative investment opportunities. Talent Sources Companies that are competitors for our talent. Business Focus Companies that operate in similar industries, ideally with similar cost structures and geographic footprint.

EXECUTIVE COMPENSATION Based on this process, the peer group consists of the following 18 companies: Acushnet Holdings Corp. American Outdoor Brands Corporation Brunswick Corporation Callaway Golf Company Canada Goose Holdings Inc. Capri Holdings Limited Columbia Sportswear Company Crocs, Inc. Deckers Outdoor Corporation Garmin Ltd. Johnson Outdoors Inc. Lululemon Athletica Inc. Malibu Boats, Inc. Nautilus, Inc. Polaris Industries, Inc. Skechers U.S.A., Inc. Under Armour, Inc. Vista Outdoor Inc. Role of the Chief Executive Officer The Compensation Committee works with our CEO to set the target total direct compensation of each of our NEOs other than our CEO. As part of this process, our CEO evaluates each NEO, determines his recommendations about the target compensation of each NEO and delivers his evaluations and compensation recommendations to the Compensation Committee. Taking into account the CEO’s evaluations and recommendations and other information it deems relevant, such as our achievement of corporate and/or division goals, the executive officer’s achievement of individual goals, responsibilities and experience, as well as the compensation philosophy described above and with reference to the peer group data, the Compensation Committee sets the target total direct compensation of our NEOs. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation for the CEO. IV. COMPENSATION PROGRAM COMPONENTS 2019 Components in General In order to achieve our executive compensation program objectives, the Compensation Committee utilizes the components of compensation set forth in the chart below. The Compensation Committee regularly reviews all components of the program in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk. 36 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION Pay Element Objectives, Basis and Key Features Type YETI 2020 PROXY STATEMENT | 37 Compensation FIXED Cash Compensation Base Salary Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team. Determined based on each executive officer’s role, individual skills, experience, performance, external market value and internal equity. VARIABLE Short-Term Incentives: Annual Cash Incentive Opportunities Annual cash incentive opportunities are designed to ensure that executive officers are aligned in reaching our short-and long-term goals; payout levels are generally determined based on actual financial results. Cash incentives require the achievement of rigorous top line Net Sales and bottom line Adjusted Operating Income targets, which were set substantially above prior-year levels, and each required the achievement of double-digit percentage growth over our 2018 financial results. Target cash award as a percentage of base salary is set at 100% for the CEO and between 50% and 75% for all other NEOs. Equity Compensation Long-Term Incentives: Annual Equity-Based Compensation Equity-based compensation is used to foster a long-term link between executive officers’ interests and the interests of YETI and our stockholders, as well as to attract, motivate and retain executive officers for the long term. In 2019, 50% of the grant date value granted to the NEOs was in the form of time-based stock options and 50% was in the form of time-based RSUs. Beginning in 2020: In 2020, all executive officers received 30% of the value granted in the form of PBRS and 70% in the form of time-based restricted stock. No stock options were granted in 2020. Beginning in 2021, we anticipate that long-term performance incentives will be further increased to 50% PBRS and 50% time-based restricted stock. Corporate performance against goals must be at least 90% of target in order for any PBRS award to be earned. PBRS grants in 2020 are capped at 200% of the target number of shares for maximum performance.

EXECUTIVE COMPENSATION Base Salary Base salaries provide fixed compensation to executive officers and help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. We evaluate a number of factors when setting base salaries, including: • Roles & responsibilities: We consider each executive officer’s areas of responsibility, role and experience. Professional background: Factors such as education, skills, expertise, professional experience and achievements are considered. Competitiveness: The base salary of executive officers is evaluated for competitiveness by considering, as a reference point, information with respect to comparable positions at companies in our peer group. Internal fairness: The variation in the base salary among executive officers is designed to reflect the differences in position, education, scope of responsibilities, previous experience in similar roles and contribution to the attainment of our goals. • • • For newly-hired executive officers, we establish initial base salaries through arm’s-length negotiations at the offer stage, considering the position, the executive’s experience, qualifications, and prior compensation. For example, Ms. Goldie’s base salary was established in this manner when she joined us at the start of 2019. None of our executive officers is entitled to automatic or scheduled increases in base salary. In connection with our IPO in October 2018, the Compensation Committee established base salaries according to several factors including peer group market analyses. In 2019, the Compensation Committee did not make any changes to the base salaries of these NEOs from the levels set in 2018, other than with respect to Mr. Murdock as described below. Robert O. Murdock $375,000 From time to time, the Compensation Committee may consider and approve base salary adjustments for executive officers. The main considerations for a salary adjustment are similar to those used in initially determining base salaries but may also include a change of role or responsibilities, recognition for achievements, regulatory or contractual requirements, budgetary constraints or market trends. For example, in July 2019, the Compensation Committee approved a 5% increase in Mr. Murdock’s annual base salary of $357,500 in connection with his promotion to Senior Vice President, Direct-to-Consumer and Managing Director, International. 38 | YETI 2020 PROXY STATEMENT NEO 2019 Base Salary Matthew J. Reintje $875,000 Paul C. Carbone $500,000 Kirk A. Zambetti $375,000 Hollie S. Castro $357,500 Melisa Goldie $400,000

EXECUTIVE COMPENSATION Short-Term Incentives The STIP is a cash plan that rewards NEOs for the achievement of key short-term objectives. By providing incentives to the NEOs to achieve certain short-term financial and operational results that the Compensation Committee views as critical to the execution of our business strategy, the structure of the STIP aligns our NEOs’ interests with those of our stockholders. For the NEOs, the STIP is based exclusively on company performance metrics, and there are no division, geographic or individual components. In addition, all of our eligible employees are participants in the same annual incentive plan. X X = Performance Measures The amount of the payout, if any, under the STIP is based on our achievement against two performance metrics. The Compensation Committee incorporated these two measures, Net Sales and Adjusted Operating Income, into the STIP in order to focus executive officers on the critical strategic priorities of top line revenue growth and operating profitability. These two metrics underscore the emphasis on growth and profitability, and the Compensation Committee considers them as building blocks to achieve our key strategic goals and to grow stockholder value. • Net Sales. Representing 40% of the opportunity, Net Sales are comprised of wholesale channel sales and sales through our DTC channel. • Adjusted Operating Income. Representing 60% of the opportunity, Adjusted Operating Income is a non-GAAP measure that we use to compare our performance to other companies. It is derived from Operating Income from our income statement, adjusted for non-cash stock-based compensation expense, asset impairment charges, investments in new retail locations and international market expansion, transition to Cortec majority ownership, transition to the ongoing senior management team, and transition to a public company. For a reconciliation of Adjusted Operating Income as set forth in this Proxy Statement to the nearest GAAP measure, see ‘‘Appendix A: Reconciliation of Non-GAAP Financial Measures.’’ Performance Levels and Payout Levels The Compensation Committee set goals for each of the performance measures at levels that it considered rigorous and challenging based, in part, on its evaluation of the relevant risks and opportunities. More specifically, the Compensation Committee reviewed the relevant financial objectives set forth in YETI’s budget and assessed various factors related to the achievability of these goals, including the risks associated with achieving specific actions that underlie the budget and the implied performance relative to prior years. Considering these factors, the 2019 target for Net Sales represented a 14.4% growth rate over 2018, and the target for Adjusted Operating Income represented a 17.1% growth rate over 2018. Having set the targets, the Compensation Committee also set the threshold and maximum performance levels. For 2019, the Compensation Committee set threshold at what it believed to be a high level of YETI 2020 PROXY STATEMENT | 39 STIP Payout Payout % Target Incentive % Eligible Salary

EXECUTIVE COMPENSATION

performance equating to approximately 96% of the target for Net Sales and approximately 94% of the target for Adjusted Operating Income. The Compensation Committee set maximum at a level of performance equating to approximately 105% of the target for Net Sales and approximately 115% of the target for Adjusted Operating Income, levels that required an exceptionally strong performance and represented a significant challenge.

Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals at this critical time in our development, the Compensation Committee set the payout at 0% for achievement below the threshold level of performance. For performance on either metric at the threshold level or above, the payout with respect to that metric increases in a straight-line manner from 50% of target to 200% of target as reflected in the table below.

Performance Metric	Below Threshold ($)	Threshold ($)	Target ($)	Maximum ($)	Actual Result ($)	% Achievement	Payout %
Net Sales	<856.7	856.7	891.1	934.6	913.7	102.5%	152%
	Less than ~96%	~96%	100%	~105%			
Adjusted Operating Income	<136.6	136.6	145.5	167.6	158.1	108.7%	167%
	Less than ~94%	~94%	100%	~115%			
Payout Percentage	0%	50%	100%	200%			161%

Target Opportunities

The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual's base salary and multiplying it by the individual's target incentive percentage. Among other factors, the target incentive percentages are determined with reference to peer group companies and the proportion of total direct compensation represented by the annual incentive. The target incentive percentages of the NEOs remained unchanged from 2018 with the exception of Mr. Reintjes, who entered into an employment agreement with us on October 25, 2018 in connection with our IPO, which provides for a target percentage of 100%, and Ms. Goldie who started her employment with us in 2019.

NEO	2019 Target Annual Incentive Plan Opportunity as a % of Base Salary (%)
Matthew J. Reintjes	100%
Paul C. Carbone	75%
Robert O. Murdock	60%
Kirk A. Zambetti	60%
Hollie S. Castro	60%
Melisa Goldie	60%

Payout Determination

Ultimately, the Compensation Committee verifies our achievement relative to the pre-established goals to determine the respective performance levels, and then translates those performance levels to payout levels based on the payout curve. The Compensation Committee then adds the amounts for the two

40 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION portions together to determine the total 2019 STIP payout for each NEO. The Compensation Committee Robert O. Murdock(1) 219,185 87,674 152% 133,264 131,511 167% 219,623 352,887 (1) The amounts for Mr. Murdock presented in the table were prorated as a result of his promotion to Senior Vice President, Direct-to-Consumer and Managing Director, International, effective July 12, 2019. (2) The amounts for Ms. Goldie presented in the table were prorated as a result of the termination of her employment with YETI, effective November 1, 2019. Ms. Goldie was entitled to receive a pro-rata bonus as part of her severance benefits in connection with her termination of employment as described below. Long-Term Incentives The third primary component of our executive compensation program, and the largest, is long-term equity incentives. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multiyear strategic goals and to deliver sustained long-term value to stockholders. (See ‘‘Compensation Philosophy and Objectives—Compensation Philosophy— Alignment with our business strategy and stockholders’ interests’’.) The long-term incentives create a strong link between payouts and performance and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, as executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they are intended to create. As described in more detail below, we have introduced PBRS into our LTIP design for 2020 in connection with our growth and continuing evolution as a public company and in order to further enhance the link between payouts and performance. Equity Vehicles In 2019, the Compensation Committee’s long-term incentive grants took the form of two different vehicles: stock options and RSUs. The Compensation Committee has structured the mix of equity vehicles and the relative weight assigned to each type to motivate stock price appreciation over the long term through stock options, which deliver value only if the stock price increases, and to ensure some amount of value delivery through RSUs, which are complementary because they have upside potential but deliver some value even if the stock price does not go up, while also reinforcing an ownership culture and commitment to YETI. YETI 2020 PROXY STATEMENT | 41 then presents the determination of the STIP payout amounts to the Board for its review. NEO Target Opportunity ($) Net Sales Portion (40%) ($) Net Sales Payout Percentage % Net Sales Portion Payout ($) Adjusted Operating Income Portion (60%) ($) Adjusted Operating Income Payout Percentage % Adjusted Operating Income Payout ($) P Total ayout ($) Matthew J. Reintje 875,000 350,000 152% 532,000 525,000 167% 876,750 1,408,750 Paul C. Carbone 375,000 150,000 152% 228,000 225,000 167% 375,750 603,750 Kirk A. Zambetti 225,000 90,000 152% 136,800 135,000 167% 225,450 362,25 0 Hollie S. Castro 214,500 85,800 152% 130,416 128,700 167% 214,929 345,345 Melisa Goldie(2) 200,544 80,218 152% 121,931 120,326 167% 200,945 322,87 6

EXECUTIVE COMPENSATION As part of our evolution as a public company, the Compensation Committee replaced stock options with PBRS, allocating 30% of the grant date value of long-term incentives to PBRS and 70% to time-based restricted stock in fiscal 2020. Consistent with our focus on pay-for-performance, the Compensation Committee anticipates that long-term performance incentives in 2021 will be further increased to 50% PBRS and 50% time-based restricted stock. The PBRS has multi-year performance goals (three-year cumulative free cash flow and relative TSR), which promote consistent growth in stockholder value across a longer time horizon. The Compensation Committee selected free cash flow because it is a key performance metric for consumer goods companies and their stockholders and is indicative of our ability to generate liquidity and increase stockholder value. The Compensation Committee also included relative TSR as a modifier rather than a standalone metric, in part due to our limited trading history and stock price volatility. The presence of relative TSR in our PBRS design directly links executive officer compensation to the creation of stockholder value and aligns the interests of executive officers with YETI and our stockholders. Relative TSR is measured against the companies in the Russell 2000 Index, which is a capitalization-weighted index of 2,000 small cap stocks. We chose to measure our performance against the Russell 2000 Index because we wanted to measure our performance against a broad index of relatively similarly sized companies in which investors may choose to invest and measure performance against, instead of measuring our performance against the much smaller group of compensation peers described above. 2019 Mix of Long-Term Incentives The mix of long-term incentives granted to the NEOs in 2019 is shown below: 2019 NEO EQUITY MIX Options 50% RSUs 50% Equity Vehicle 42 | YETI 2020 PROXY STATEMENT 2019 Allocation Vesting Period How Payouts Are Determined Rationale for Use Stock 50% • 3 years: 1/3 after Year 1, then • Share price • Prioritizes increasing Options semi-annual • Exercise price: closing price on grant date • 10-year term appreciation stockholder value • Promotes long-term focus RSUs 50% • 3 years: 1/3 after Year 1, then semi-annual • Value of stock • Aligns with stockholders • Promotes retention • Provides value

EXECUTIVE COMPENSATION 2020 Mix of Long-Term Incentives The mix of long-term incentives granted to the NEOs in 2020 is shown below: 2020 NEO EQUITY MIX PBRS 30% RS 70% Equity Vehicle focus grandfathering rule Target Long-Term Incentive Opportunities The Compensation Committee established target long-term incentive opportunities for each of the NEOs in February 2019. In establishing the size of the long-term incentive opportunity, the Compensation Committee considered: • the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies; individual performance and criticality of, and expected future, contributions of the NEO; time in role, skills and level of experience; and retention considerations. • • • YETI 2020 PROXY STATEMENT | 43 2020 Allocation Performance/ Vesting Period How Payouts Are Determined Rationale for Use PBRS 30% • 3-year performance period • Free cash flow • Prioritizes increasing with vesting of award subject to performance measured during the performance period measured over a three-year period, with a relative TSR modifier based on the performance of our stock price relative to the companies in the Russell 2000 Index stockholder value • Promotes long-term • Section 162(m) Restricted Stock 70% • 3-year vesting period: 1/3 after Year 1, then semi-annual • Value of stock • Aligns with stockholders • Promotes retention • Provides value • Section 162(m) grandfathering rule

EXECUTIVE COMPENSATION

The specific long-term incentive opportunity for each NEO for fiscal 2019 was as follows:

NEO	2019 Target LTIP Opportunity as a % of Base Salary (%)
Matthew J. Reintjes	300%
Paul C. Carbone	200%
Robert O. Murdock	150%
Kirk A. Zambetti	150%
Hollie S. Castro	150%
Melisa Goldie	150%

2019 Grants of Stock Options and RSUs

Having established the target value of the long-term incentive, and the 50/50 mix of equity vehicles, the Compensation Committee determined (i) the number of stock options to be granted by taking the portion of the total long-term incentive opportunity allocated to stock options and dividing it by the fair value of an option based on a Black-Scholes option valuation, and (ii) the number of RSUs to be granted by taking the portion allocated to such vehicle and dividing it by the closing price on the date of grant.

NEO	Target Opportunity ($)	Stock Options (50%) ($)	Stock Options (#)	RSUs (50%) ($)	RSUs (#)
Matthew J. Reintjes	2,625,000	1,312,500	179,059	1,312,500	57,465
Paul C. Carbone	1,000,000	500,000	68,213	500,000	21,891
Robert O. Murdock	536,250	268,125	36,579	268,125	11,739
Kirk A. Zambetti	562,500	281,250	38,370	281,250	12,314
Hollie S. Castro	536,250	268,125	36,579	268,125	11,739
Melisa Goldie	600,000	300,000	40,928	300,000	13,135

The exercise price of all stock option awards to NEOs is equal to the closing price of our stock on the date of the grant.

The Compensation Committee intends to make grants of long-term incentive awards annually and may also grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, the Compensation Committee may make special awards to recognize major milestones or selective awards in situations involving a leadership transition. For example, in 2018, the Compensation Committee made one-time grants to our CEO and other NEOs in connection with our IPO. The Compensation Committee made these grants in order to align our senior team to drive our growth strategy and determined the amounts with reference to the proportionate ownership of executives at recent IPO companies and peer group companies and other factors it deemed relevant. The Compensation Committee granted these options with a four-year vesting schedule to create long-term holding power and to initiate a meaningful retention structure. The Compensation Committee may also make grants to newly-hired executive officers, as it did in 2019 to Melissa Goldie, whose grant is shown in the table above. The Compensation Committee also made one-time grants to Mr. Murdock in connection with his promotion to Senior Vice President, Director-to-Consumer and Managing Director, International, on August 2, 2019. Such grants

44 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION were in the same form as our 2019 long-term incentives (i.e., options and RSUs) and on substantially the same terms. 2018 Performance-Based RSU Awards We granted performance-based RSUs in 2018 to all of our NEOs except Ms. Goldie. These performance-based RSUs were eligible to become vested based on the achievement of certain pre-determined EBITDA targets established for 2018 and 2019, with accelerated vesting to occur upon the closing of a transaction that resulted in Cortec ceasing to own 35% or more of the voting power of the outstanding securities of YETI (a ‘‘Cortec Sale’’). The 2018 EBITDA target was $141,000,000, which represented an increase of approximately 30% over the prior year, and the 2019 EBITDA target was $162,150,000, which represented an increase of approximately 15% over 2018. In 2019, the Compensation Committee certified that the 2018 EBITDA target had been met. On November 12, 2019, a Cortec Sale occurred and, as a result, these performance-based RSUs fully vested pursuant to their terms. Additional Aspects of Long-Term Incentive Compensation We make grants of long-term incentive equity under our 2018 Equity and Incentive Compensation Plan, which our stockholders approved and adopted in 2018. The grant date is the date of the Compensation Committee’s approval of the awards. The grant dates for awards made in 2019 are detailed in the ‘‘2019 Grants of Plan-Based Awards’’ table later in this Proxy Statement. We generally intend to make annual grants during the first quarter of our fiscal year following the release of financial results for the preceding fiscal year. Post-Employment Compensation 401(k) Plan We offer a 401(k) defined contribution plan covering substantially all of our employees, including our NEOs. Participants may make voluntary contributions to the 401(k) plan, limited by certain Internal Revenue Code (‘‘Code’’) restrictions. We are responsible for the administrative costs of the 401(k) plan, and we provide discretionary matching contributions to employee contributions. Severance Arrangements We have adopted a senior leadership severance benefits plan (the ‘‘Severance Plan’’), which covers or covered all NEOs except the CEO, to provide protection in the event of a termination following a change in control or otherwise. The Severance Plan generally provides for severance amounts if the NEO’s employment is terminated by us without cause or by the NEO for good reason. For a termination not in connection with a change in control, the NEO is eligible to receive a severance amount equal to 100% of his or her base salary, and pro rata STIP payouts based on actual company performance for the year of termination. For terminations within two years after a change in control, the severance amount is equal to 150% of the sum of base salary and target annual bonus, and pro rata target STIP payouts. The Severance Plan also provides for reimbursement for health benefit continuation of up to 12 to 18 months. The payments and benefits provided under the Severance Plan are contingent upon the affected NEO’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See ‘‘Potential Payments upon a Termination or Change in Control,’’ which describes the payments to which the participating NEOs may be entitled under the Severance Plan. YETI 2020 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION Our CEO does not participate in the Severance Plan because he is entitled to severance benefits under his employment agreement that was entered into during 2018. Our CEO’s severance benefits are based on a 1.5x multiple for qualifying terminations not in connection with a change in control and a 2x multiple for qualifying terminations in connection with a change in control. The severance arrangements for our CEO are described below under ‘‘—2019 Summary Compensation Table—Employment Agreement of Mr. Reintjes.’’ Health and Welfare Benefits We offer broad-based medical, dental, vision, life, and disability plans to our NEOs and all of our other full-time employees. Perquisites and Other Personal Benefits We do not generally provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for a comprehensive physical exam. These physicals are provided because we believe that they support our executive officers in maintaining their health, which serves a necessary business purpose, and the related amounts of compensation are not material to the overall executive compensation program. We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax ‘‘gross-ups,’’ to any of our executive officers. V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES Executive Stock Ownership Guidelines We believe that YETI and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The current executive stock ownership requirements for our actively serving executive officers are as follows: There is no required time period within which an executive officer must attain the applicable target ownership and, in the relatively short time period since our IPO in 2018, certain NEOs are still working toward full compliance. Until the stock ownership guidelines have been satisfied, each executive officer or other identified senior employee is required to retain (i) 50% of the shares underlying all of such individual’s vested stock options (or shares received by such individual upon exercise of vested stock options) and (ii) 50% of the net profit shares on exercise, vesting or earning of any equity award granted on or following October 24, 2018. 46 | YETI 2020 PROXY STATEMENT Position Multiple of Base Salary CEO 6x Other Executive Officer 3x

EXECUTIVE COMPENSATION Clawback Policy We have adopted a clawback policy designed to recover incentive compensation paid to executive officers based on erroneously prepared financial statements. If an accounting restatement is required because of material noncompliance with any financial reporting requirement, all incentive compensation paid or credited to any current or former executive officer who willfully committed misconduct that contributed to the noncompliance for the restated period will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to us. Alternatively, we are authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officer. The Compensation Committee is authorized to interpret this policy and make all determinations necessary for the policy’s operation. Additionally, if any current or former executive officer or any other senior employee identified by the Compensation Committee who received incentive compensation (whether cash or equity) from us on or after the effective date of the clawback policy engages in serious misconduct or activity otherwise prohibited by the clawback policy, we have the right to use reasonable efforts to recover from such executive officer or senior employee any amount of incentive compensation the Compensation Committee reasonably and in good faith deems appropriate. The clawback policy applies to compensation granted on or after the effective date of the policy. Anti-Hedging and Anti-Pledging Policies We have adopted a policy which prohibits our directors and employees from (i) engaging in any forms of hedging or short-selling transactions, or (ii) pledging or margining, or (iii) any other transaction that would directly or indirectly reduce the risk of holding YETI securities, however acquired. Policy with Respect to Section 162(m) of the Internal Revenue Code Section 162(m) of the Code (‘‘Section 162(m)’’) generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year. We are eligible for a special Section 162(m) grandfathering rule available for certain compensation paid or awarded by newly public companies. As such, Section 162(m) was one of the considerations in designing our new long-term equity program for 2020. For 2020, each executive officer was awarded PBRS and time-based restricted stock awards (instead of time-and performance-based RSUs) in order to take advantage of this special grandfathering rule. The Compensation Committee notes the Section 162(m) deductibility limitation as one of the factors in its consideration of compensation matters. The Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of YETI and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m). YETI 2020 PROXY STATEMENT | 47

EXECUTIVE COMPENSATION COMPENSATION COMMITTEE REPORT This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by YETI under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent YETI incorporates such Report by specific reference. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of YETI. Based on this review and these discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included Form 10-K and YETI’s proxy statement. in YETI’s Annual Report on The preceding report has been furnished by the following members of the Compensation Committee: Dustan E. McCoy, Chair Mary Lou Kelley David L. Schnadig 48 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION 2019 SUMMARY COMPENSATION TABLE The following table sets forth information regarding all compensation awarded to, earned by or paid to our tal Position ($) 2018 728,269 — 16,662,199 2,323,252 984,375 18,809 20,716,904 President, Direct-to-Consumer Managing Director, International salary of $357,500 on July 12, 2019, in connection with Direct-to-Consumer and Managing Director, International. his promotion to Senior Vice President, (2) (3) Ms. Goldie’s employment with YETI commenced on January 7, 2019 and ended on November 1, 2019. The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs awarded to our NEOs, computed in accordance with FASB Accounting Standards Codification Topic 718 (‘‘Topic 718’’). Valuations of RSUs were determined based on the fair market value of a YETI share of common stock on the grant date. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 11 (Stock-Based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The amounts shown above in the Option Awards column represent the aggregate grant date fair value of stock options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 11 (Stock-Based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the STIP, as determined by the Compensation Committee and in accordance with the plan and the awards thereunder. Payments pursuant to the STIP are generally made early in the year following the year in (4) (5) YETI 2020 PROXY STATEMENT | 49 NEOs during fiscal years 2017, 2018 and 2019. Nam e and Principal Year Salary ($) Bonus ($) Stock Awards(3) ($) Option Awards(4) ($) Non-Equity Incentive Plan Compensation(5) ($) All Other Compensation(6) ($) To Matthew J. Reintjes President and Chief 2019 875,000 — 1,864,165 1,718,966 1,408,750 8,400 5,875,281 Executive Officer 2017 694,231 171,822 — — — 18,091 884,144 Paul C. Carbone Senior Vice President and Chief Financial Officer 2019 500,000 — 710,144 654,845 603,750 11,654 2,480,393 Kirk A. Zambetti Senior Vice President of Sales 2019 375,000 — 399,466 368,352 362,250 12,358 1,517,426 2018 354,039 — 4,684,650 398,272 318,635 18,968 5,774,564 Robert Former and O. Murdock(1) Senior Vice 2019 365,308 — 581,162 386,451 352,887 8,374 1 ,694,182 2018 330,250 — 3,695,203 379,689 297,225 15,024 4 ,717,391 Hollie S. Castro Senior Vice President of Talent & ESG 2019 357,500 — 380,813 351,158 345,345 8,250 1,443,066 Me For Ma lisa Goldie(2) mer Chief rketing Officer 2019 330,769 — 426,099 392,909 — 836,446 1,986, 223 (1)Mr. Murdock resigned from YETI effective March 6, 2020 but he received a 5% increase in his annual base

EXECUTIVE COMPENSATION

which they are earned. Ms. Goldie forfeited her annual cash bonus award due to the termination of her employment with YETI prior to the end of the fiscal year.

(6) See "2019 All Other Compensation Table" below for all other compensation information.

2019 All Other Compensation Table

Name	401(k) Employer Match[(a)] ($)	Relocation[(b)] ($)	Severance and Related Item[(c)] ($)	Total ($)
Matthew J. Reintjes	8,400	—	—	8,400
Paul C. Carbone	11,654	—	—	11,654
Kirk A. Zambetti	12,358	—	—	12,358
Robert O. Murdock	8,374	—	—	8,374
Hollie S. Castro	8,250	—	—	8,250
Melisa Goldie	923	100,000	735,523	836,446

(a) Amounts disclosed in this column reflect Company contributions to the tax-qualified 401(k) retirement plan.

(b) Amounts disclosed in this column reflect expenses related to relocation for Ms. Goldie.

(c) Amounts disclosed in this column reflect termination payments paid to Ms. Goldie, whose employment with YETI terminated during 2019, which includes $400,000 in cash severance payments, $322,876 in pro-rata STIP payments, and $12,647 in continued health coverage.

EMPLOYMENT AGREEMENTS

Matthew J. Reintjes. We entered into an amended and restated employment agreement with Mr. Reintjes, our President and CEO, effective October 25, 2018. Pursuant to Mr. Reintjes' employment agreement, for each calendar year during the employment period beginning on or after January 1, 2019, Mr. Reintjes' target annual incentive award is equal to 100% of his annual base salary amount for the applicable calendar year, but the actual amount of such bonus may be less than or exceed such target amount, depending on our performance. For the 2019 calendar year, Mr. Reintjes' annual base salary was $875,000, and he received a cash incentive award of $1,408,750. Mr. Reintjes' employment agreement provides for an initial term of three years and automatic renewal for additional one-year terms, unless either party provides at least 60 days' notice of nonrenewal. Mr. Reintjes' employment agreement provides that we will use our good faith efforts to nominate Mr. Reintjes for re-election to the Board and procure his re-election at any applicable meeting of stockholders (when Mr. Reintjes' term as a director would otherwise expire) held for the purposes of electing directors. Under the employment agreement, Mr. Reintjes is an at-will employee and is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants for a period of 12 months following his termination of employment if his employment is terminated during the change in control protection period (as defined in his employment agreement) or 18 months if his employment is terminated outside of the change in control protection period. The severance provisions applicable to Mr. Reintjes are discussed below under "—Potential Payments upon Termination or Change of Control."

Other NEOs. Each of our other currently employed NEOs, Paul C. Carbone, Kirk A. Zambetti and Hollie S. Castro, is a participant in the Severance Plan, as discussed below under "—Senior Leadership Severance Benefits Plan." The severance provisions applicable to each of these NEOs are discussed below under "—Potential Payments upon Termination or Change of Control."

50 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

FISCAL 2019 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding plan-based awards granted to our NEOs during fiscal 2019:

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [(1)]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[(2)]	All Other Option Awards: Number of Securities Underlying Options (#)[(3)]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				
Matthew J. Reintjes	2/15/2019	Annual Incentive	437,500	875,000	1,750,000							
	2/15/2019	RSUs							57,465			1,864,165
	2/15/2019	Options								179,059	22.84	1,718,966
Paul C. Carbone	2/15,2019	Annual Incentive	187,500	375,500	751,000							
	2/15/2019	RSUs							21,891			710,144
	2/15/2019	Options								68,213	22.84	654,845
Kirk A. Zambetti	2/15/2019	Annual Incentive	112,500	225,000	450,000							
	2/15/2019	RSUs							12,314			399,466
	2/15/2019	Options								38,370	22.84	368,352
Robert O. Murdock	2/15/2019	Annual Incentive	109,592	219,185	438,370							
	2/15/2019	RSUs							11,739			380,813
	2/15/2019	Options								36,579	22.84	351,158
	8/2/2019	RSUs							6,176			200,349
	8/2/2019	Options								16,968	30.36	35,293
Hollie S. Castro	2/15/2019	Annual Incentive	107,250	214,500	429,000							
	2/15/2019	RSU							11,739			380,813
	2/15/2019	Options								36,579	22.84	351,158
Melisa Goldie	2/15/2019	Annual Incentive	120,000	240,000	480,000							
	2/15/2019	RSUs							13,135			426,099
	2/15/2019	Options								40,928	22.84	392,909

Annual Incentive Plan

(1) The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for 2019 under the STIP. The amounts of the annual cash incentives opportunities depend on the eligible base salary of the NEO for the year. Annual cash incentive opportunities are subject to achievement relative to two performance measures, adjusted operating income and net sales, weighted 60% and 40%, respectively. Each performance measure has a threshold, target and maximum performance level such that performance below the threshold level results in no annual cash incentive payment, performance at threshold level results in a payout of 50% of the target bonus amount, performance at target level results in a payout of 100% of the target bonus amount, and performance at or above the maximum results in a payout of 200% of the target bonus amount. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum.

Restricted Stock Units

(2) Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2019. The RSUs granted as part of the executive officer annual equity grant vest over three years; one-third of the RSUs vested on the first anniversary of the grant, and one-sixth of the RSUs will vest on each of the first four six-month anniversaries thereafter. Valuations of RSUs were determined based on the fair market value of a YETI share on the grant date. See Footnote 2 of the Summary Compensation Table above for more details on this valuation. YETI also made a one-time grant of RSUs to Mr. Murdock in connection with his promotion to Senior Vice President, Direct-to-Consumer and Managing Director, International, which were scheduled to vest over three years.

YETI 2020 PROXY STATEMENT | 51

EXECUTIVE COMPENSATION

Stock Options

(3) Amounts disclosed in this column reflect the number of stock options granted to our NEOs in 2019. The options vest over three years; one-third of the options vested on the first anniversary of the grant date, and one-sixth of the options will vest and become exercisable on each of the first four six-month anniversaries thereafter. The options generally expire ten years from the date of grant, and have an exercise price of no less than 100% of the fair market value of a YETI share on the date of grant. The grant date fair values were calculated using the Black-Scholes value of each option on the grant date. See Footnote 3 of the Summary Compensation Table above for more details on these grant date fair values. YETI also made a one-time grant of options to Mr. Murdock in connection with his promotion to Senior Vice President, Direct-to-Consumer and Managing Director, International, which were scheduled to vest over three years.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of December 28, 2019:

		Option Awards					Stock Awards			
		Number of Securities Underlying Unexercised Options								
Name	Grant Date	Exercisable (#)[2]	Unexercisable (#)[3]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)[4]	Market Value of Shares or Units That Have Not Vested ($)[5]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew J. Reintjes	2/15/2019[6]		179,059		22.84	2/15/2029				
	10/24/2018[7]	80,423	241,268		18.00	10/24/2028				
	9/14/2015	397,000			4.79	9/14/2025				
	2/15/2019[6]						57,465	2,010,126		
Paul C. Carbone	2/15/2019[6]		68,213		22.84	2/15/2029				
	10/24/2018[7]	27,574	82,720		18.00	10/24/2028				
	2/15/2019[6]						21,891	765,747		
Kirk A. Zambetti	2/15/2019[6]		38,370		22.84	2/15/2029				
	10/24/2018[7]	13,787	41,360		18.00	10/24/2018				
	2/15/2019[6]						12,314	430,744		
Robert O. Murdock	2/15/2019[6]		36,579		22.84	2/15/2029				
	8/2/2019[6]		16,968		30.36	8/2/2029				
	10/24/2018[7]	13,144	39,430		18.00	10/24/2028				
	2/15/2019[6]						11,739	410,630		
	8/2/2019[6]						6,176	216,036		
Hollie S. Castro	2/15/2019[6]		36,579		22.84	2/15/2029				
	10/24/2018[7]	13,144	39,430		18.00	10/24/2028				
	2/15/2019[6]						11,739	410,630		
Melisa Goldie[1]										

(1) The equity awards granted to Ms. Goldie in 2019 were cancelled and forfeited as a result of the termination of her employment with YETI in November 2019.

(2) Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting and have vested. The options generally expire ten years from the date of grant and have an exercise price of no less than 100% of the fair market value of a YETI share on the date of grant. See "2019 Potential Payments Upon Termination or Change in Control" for information on the treatment of options upon retirement, death, disability, termination or change in control.

52 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION (3) Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting that had not vested as of December 28, 2019. Amounts disclosed in this column reflect the number of unvested RSUs granted that were subject to time-based vesting. See ‘‘2019 Potential Payments Upon Termination or Change in Control’’ for information on the treatment of RSUs upon retirement, death, disability, termination or change in control. Amounts disclosed in this column reflect the market value of the RSUs as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on December 27, 2019, the last trading day of our fiscal year, multiplied by the number of shares underlying each award. Vest one-third on the first anniversary of the grant date and then one-sixth on a semi-annual basis. Unvested portion of the award vests in three equal annual installments beginning on the second anniversary of the grant date. (4) (5) (6) (7) EQUITY COMPENSATION PLANS 2018 Equity and Incentive Compensation Plan. In September 2018, the Board approved and adopted the 2018 Equity and Incentive Compensation Plan (the ‘‘2018 Plan’’). The 2018 Plan is administered by the Compensation Committee which has the authority to determine eligible participants in the 2018 Plan and to interpret and make determinations under the 2018 Plan. Pursuant to the 2018 Plan, YETI may grant stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock. The Board is generally authorized to amend the 2018 Plan as it deems necessary, provided that it may not amend the 2018 Plan without our stockholders’ approval if the amendment would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of shares that may be issued under the 2018 Plan, (iii) materially modify the requirements of participation, (iv) allow for the repricing of stock options or stock appreciation rights, or (v) otherwise require stockholder approval. The Compensation Committee may amend the terms of any award granted under the 2018 Plan but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. 2012 Equity and Performance Incentive Plan (as amended and restated June 20, 2018). Prior to the adoption of the 2018 Plan, the Compensation Committee awarded nonqualified stock options and RSUs pursuant to the 2012 Equity and Performance Incentive Plan (as amended, the ‘‘2012 Plan’’) which was originally adopted in June 2012. Subject to the provisions of the 2012 Plan, the Board has the power to interpret and administer the 2012 Plan and any award agreement and to determine the terms of awards. Following our IPO in 2018, no shares are available for issuance pursuant to new awards under the 2012 Plan. YETI 2020 PROXY STATEMENT | 53

EXECUTIVE COMPENSATION

FISCAL 2019 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs (other than Ms. Goldie) during fiscal 2019.

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Matthew J. Reintjes	121,347	2,915,857	524,959	15,943,005
Paul C. Carbone	—	—	63,520	1,929,102
Kirk A. Zambetti	—	—	148,173	4,500,014
Robert O. Murdock	—	—	116,421	3,535,706
Hollie S. Castro	—	—	56,947	1,729,480

(1) The amounts shown in this column represent the number of shares acquired on the exercise of options during 2019.

(2) The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of a YETI share on the date of exercise.

(3) Amounts disclosed in this column reflect the number of RSUs that vested during 2019.

(4) Amounts disclosed in this column reflect the value realized upon vesting of the RSUs, as calculated based on the price of a YETI share on the vesting date, multiplied by the number of shares underlying each award. In June 2018, the Board approved the grant of performance-based RSUs to various employees. The RSUs also had a vesting condition that included a Cortec Sale. On November 12, 2019, a Cortec Sale occurred and, as a result, these performance-based RSUs fully vested pursuant to their terms.

POST-TERMINATION COMPENSATION

SENIOR LEADERSHIP SEVERANCE BENEFITS PLAN

Each of our currently employed NEOs other than the CEO participate in the Severance Plan, under which each participant is entitled to severance in connection with certain terminations of employment, subject to the participant's execution of a release of claims. Each participant, including Messrs. Carbone and Zambetti and Ms. Castro, is required to execute a participation agreement, which designates a participant's applicable participation level, and a restrictive covenants agreement, as a condition of participating in the Severance Plan. Under the restrictive covenants agreements, each participant is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants following termination, which for Messrs. Carbone and Zambetti and Ms. Castro will continue for a period of 12 months. The severance provisions applicable to each of our NEOs (other than the CEO) under the Severance Plan are discussed below under "—Potential Payments upon Termination or Change of Control."

54 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL Mr. Reintjes’ employment agreement provides for certain payments to be made in connection with certain terminations of employment. Under Mr. Reintjes’ employment agreement, Mr. Reintjes is entitled to severance, subject to his execution of a release of claims, as follows: • If Mr. Reintjes’ employment is terminated by us without cause (as such term is defined in Mr. Reintjes’ employment agreement) or by Mr. Reintjes for good reason (as such term is defined in Mr. Reintjes’ employment agreement), and such termination occurs outside of the change in control protection period (as such term is defined in Mr. Reintjes’ employment agreement), Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 150% of the sum of his annual base salary amount plus target annual incentive compensation amount for the year in which such termination occurs. This amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment. Mr. Reintjes will also be eligible to receive a pro rata portion of his annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months. If Mr. Reintjes’ employment is terminated by us without cause or by Mr. Reintjes for good reason, and such termination occurs during the change in control protection period, Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 200% of the sum of his annual base salary amount plus his target annual incentive compensation amount for the year in which such termination occurs. This amount generally would be paid in a single lump sum following Mr. Reintjes’ termination of employment; although a portion of this amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment if required under Section 409A of the Code. Mr. Reintjes will also be eligible to receive a pro rata portion of his target annual incentive compensation payment for the year of termination, based on the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months. • Under the Severance Plan, each participating NEO is entitled to severance, subject to his or her execution of a release of claims, as follows: • If the employment of either of Messrs. Carbone or Zambetti or Ms. Castro is terminated by us without cause (as such term is defined in the Severance Plan) or by the applicable executive for good reason (as such term is defined in the Severance Plan), and such termination does not occur during the change in control protection period (as such term is defined in the Severance Plan), such executive will be eligible to receive a severance amount equal to 100% of his or her respective annual base salary amount (the ‘‘Base Severance Amount’’). The Base Severance Amount would be paid over the 12-month period following the applicable executive’s termination of employment. Such executive will also be eligible to receive a pro rata portion of his or her respective annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days the applicable executive was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive YETI 2020 PROXY STATEMENT | 55

EXECUTIVE COMPENSATION compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates. In addition, we will reimburse the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 12 months. If the employment of either of Messrs. Carbone or Zambetti or Ms. Castro is terminated by us without cause or by the applicable executive for good reason, and such termination occurs during the change in control protection period, such executive will be eligible to receive a severance payment equal to 150% of the sum of his or her annual base salary amount plus target annual incentive compensation amount (the ‘‘Enhanced Severance Amount’’). The Enhanced Severance Amount generally would be paid in a single lump sum following the applicable executive’s termination of employment; although a portion of this amount would be paid over the 12-month period following the applicable executive’s termination of employment, if required under Section 409A of the Code. Such executive will also be eligible to receive a pro rata portion of his or her target annual incentive compensation payment for the year of termination, based on the number of days he or she was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates. In addition, we will reimburse the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 18 months. For purposes of the Severance Plan, the change in control protection period is the 24-month period following a change in control (as defined in the Severance Plan). If a change in control occurs during the six-month period following termination of the employment of either of Messrs. Carbone or Zambetti or Ms. Castro by us without cause, or by the applicable executive for good reason, and such termination of employment (or the event giving rise to the termination for good reason) occurred at the request of a third party which had taken steps reasonably calculated or intended to effectuate such change in control, or otherwise arose in connection with or in anticipation of such change in control, then such executive would be entitled to receive the Enhanced Severance Amount, less any portion of the Base Severance Amount that was previously paid. The Severance Plan also contains a net-better Section 280G cutback provision, which provides that, if payments to a participant would constitute ‘‘parachute payments’’ within the meaning of Section 280G of the Code and be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves the participant in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax). • • • 56 | YETI 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

POST-EMPLOYMENT COMPENSATION TABLE

Set forth below are the amounts that our NEOs would have received upon a change in control or qualifying termination as of December 28, 2019. In calculating the amounts in the table, YETI based the stock distribution values on a price of $34.98 per share, which was the closing price of our common stock on the NYSE as of December 27, 2019, the last trading day of our fiscal year. For Ms. Goldie, the amounts set forth below are the actual amounts she received in connection with her termination of employment on November 1, 2019. Mr. Murdock received no severance benefits in connection with his termination of employment on March 6, 2020, and Mr. Murdock is therefore not listed in the table below in accordance with SEC rules.

Name	Compensation Component	Termination[a] Following Change In Control ($)	Involuntary or Good Reason Termination ($)	Death or Disability ($)
Matthew J. Reintjes *President and Chief Executive Officer*	Cash Severance	3,500,000[1]	2,625,000[2]	—
	Annual Incentive	875,000[3]	1,408,750[4]	—
	Long Term Incentives	8,280,633[5]	—	8,280,633[5]
	Benefits and Perquisites:	15,126[6]	15,126[6]	—
	Total:	12,670,759	4,048,876	8,280,633
Paul C. Carbone *Senior Vice President and Chief Financial Officer*	Cash Severance	1,312,500[7]	500,000[8]	—
	Annual Incentive	375,000[3]	603,750[4]	—
	Long Term Incentives	2,998,439[5]	—	2,998,439[5]
	Benefits and Perquisites:	25,142[6]	16,761[9]	—
	Total:	4,711,081	1,120,511	2,998,439
Kirk A. Zambetti *Senior Vice President of Sales*	Cash Severance	900,000[7]	375,000[8]	—
	Annual Incentive	225,000[3]	362,250[4]	—
	Long Term Incentives	1,598,849[5]	—	1,598,849[5]
	Benefits and Perquisites:	17,897[6]	11,931[9]	
	Total:	2,741,746	749,181	1,598,849
Hollie S. Castro *Senior Vice President of Talent & ESG*	Cash Severance	858,000[7]	357,500[8]	—
	Annual Incentive	214,500[3]	345,345[4]	—
	Long Term Incentives	1,524,220[5]	—	1,524,220[5]
	Benefits and Perquisites:	17,808[6]	11,872[9]	
	Total:	2,614,528	714,717	1,524,220
Melisa Goldie *Former Chief Marketing Officer*	Cash Severance	—	400,000[10]	—
	Annual Incentive	—	322,876[10]	—
	Long Term Incentives	—	—	—
	Benefits and Perquisites:	—	12,647[10]	—
	Total:	0	735,523[10]	—

YETI 2020 PROXY STATEMENT | 57

EXECUTIVE COMPENSATION (a) (1) Involuntary termination without Cause or voluntary termination with Good Reason. Under the CEO’s Amended and Restated Employment Agreement, amount is 2.0 times the sum of base salary plus the target annual incentive award. Under the CEO’s Amended and Restated Employment Agreement, amount is 1.5 times the sum of base salary plus the target annual incentive award. Under the CEO’s Amended and Restated Employment Agreement and the Severance Plan, amount is the pro rata target annual incentive for the year of termination. Amount is the actual annual incentive that had been earned as of December 28, 2019. Under the terms of the individual option and RSU award agreements, upon (i) an involuntary termination without cause or voluntary termination with good reason that occurs within two years following a change in control, or (ii) a termination of employment due to death or disability, all unvested stock options and RSUs will vest. Unvested stock options and RSUs would also vest if awards were not assumed in the change in control. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the price of a YETI share as of December 27, 2019 plus the market value of all unvested RSUs based on the price of a YETI share as of December 27, 2019. Amount is YETI’s reimbursement for the full amount of the COBRA premium payments for an 18-month period following termination. Under the Severance Plan, amount is 1.5 times the sum of base salary plus target annual incentive award. Under the Severance Plan, amount is equal to 1.0 times the executive’s base salary. Under the Severance Plan, amount is YETI’s reimbursement to the Executive for the full amount of COBRA premium payments for a 12-month period following termination. The amount shown is equal to the actual amount payable to Ms. Goldie in connection with her termination of employment on November 1, 2019. (2) (3) (4) (5) (6) (7) (8) (9) (10) 58 | YETI 2020 PROXY STATEMENT

AUDIT MATTERS PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit YETI’s financial statements. YETI’s independent registered public accounting firm for the fiscal year ended December 28, 2019 was Grant Thornton LLP (‘‘Grant Thornton’’), and the Audit Committee has appointed Grant Thornton as YETI’s principal independent registered public accounting firm for the fiscal year ending January 2, 2021. Although stockholder ratification of this appointment is not required, as a matter of good corporate governance, the Audit Committee requests that stockholders ratify its appointment of Grant Thornton to serve as our independent registered public accounting firm for fiscal 2020. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of YETI and its stockholders. The members of the Audit Committee and the Board believe that the continued retention of Grant Thornton to serve as YETI’s independent external auditor is in the best interests of YETI and its stockholders. We expect that representatives of Grant Thornton will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions. The Board unanimously recommends that stockholders vote ‘‘FOR’’ the ratification, on a non-binding basis, of the appointment of Grant Thornton LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2021.  YETI 2020 PROXY STATEMENT | 59

AUDIT MATTERS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES The following table sets forth the aggregate fees from Grant Thornton, which were in compliance with the Audit Committee’s pre-approval policy described below, for fiscal 2019 and fiscal 2018. Tax Fees — — All Other Fees Total Fees $1,281,724 $926,061 (1) Audit fees represent amounts billed for professional services rendered in connection with the audits of the combined and consolidated financial statements of YETI, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of YETI, assistance with the review of documents filed with the SEC, including our registration statement on Form S-1 related to our IPO in fiscal 2018 and our registration statements on Form S-1 related to our secondary offerings in fiscal 2019, and the issuance of comfort letters related thereto. In considering the nature of the services provided by Grant Thornton, the Audit Committee determined that such services are compatible with the provision of independent audit services. AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES It is the policy of the Audit Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm. Annually, the Audit Committee reviews and, as it deems appropriate, pre-approves the anticipated audit, audit-related, tax and other services to be performed by the independent registered public accounting firm during the year. The Audit Committee reviews a description of the scope of services falling within pre-designated fee categories and imposes specific budgetary guidelines. The Audit Committee periodically reviews and pre-approves proposed additional services to be performed by the independent registered public accounting firm and related fees that are outside the scope of the services and fees pre-approved by the Audit Committee during its annual review. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit Committee delegates pre-approval authority to one or more of its members, who report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During fiscal 2019, the Audit Committee did not approve any non-audit services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act. 60 | YETI 2020 PROXY STATEMENT Fiscal 2019Fiscal 2018 Audit Fees(1) $1,281,724 $926,061 Audit-Related Fees — — — —

AUDIT MATTERS AUDIT COMMITTEE REPORT The following report of the Audit Committee shall not be deemed to be ‘‘soliciting material’’ or to otherwise be considered ‘‘filed’’ with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that YETI specifically incorporates it by reference into such filing. As provided in its charter, the purposes of the Audit Committee are to (a) assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function; (b) prepare the Audit Committee’s report to be included in YETI’s annual proxy statement; (c) advise and consult with management and the Board regarding the financial affairs of YETI; and (d) appoint, compensate, retain, terminate and oversee the work of YETI’s independent auditors. Our principal responsibility is one of oversight. YETI’s management is responsible for the preparation, presentation and integrity of its financial statements and Grant Thornton LLP, YETI’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Grant Thornton LLP reports directly to the Audit Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. In this context, we have reviewed and discussed YETI’s audited consolidated financial statements for the fiscal year ended December 28, 2019, with YETI’s management and Grant Thornton LLP. This review included discussions with Grant Thornton LLP regarding those matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the ‘‘PCAOB’’) and the SEC. In addition, we received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and discussed with Grant Thornton LLP its independence from YETI and its management. Based on these reviews and discussions and the reports of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in YETI’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for filing with the SEC. The Audit Committee Robert K. Shearer (Chair) Frank D. Gibeau Dustan E. McCoy YETI 2020 PROXY STATEMENT | 61

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 25, 2020 by (i) each stockholder who beneficially owns more than 5% of our common stock; (ii) each NEO (as defined in "Compensation Discussion and Analysis"); (iii) each of our directors and director nominees; and (iv) all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder, director or officer is determined according in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as affected by applicable community property laws or as otherwise set forth in the footnotes below, all persons listed have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
5% Stockholders:		
Cortec(2)	18,367,597	21.1%
Ryan R. Seiders(3)	3,161,890	3.6%
Vanguard Group(4)	4,904,590	5.6%
Wellington Management Group LLP and affiliates(5)	9,061,994	10.4%
Named Executive Officers, Directors and Director Nominees:		
Paul C. Carbone(6)	99,295	*
Hollie S. Castro(7)	50,969	*
Melisa Goldie(8)	—	*
Robert O. Murdock(8)	28,297	*
Matthew J. Reintjes(9)	470,114	*
Kirk A. Zambetti(10)	92,488	*
Frank D. Gibeau(11)(12)	971	*
Mary Lou Kelley(11)(13)	7,631	*
Jeffrey A. Lipsitz	—	—
Dustan E. McCoy(11)(14)	11,349	*
Michael E. Najjar	—	—
David L. Schnadig	—	—
Roy J. Seiders(15)	5,402,115	6.2%
Robert K. Shearer(11)	—	—
All current executive officers and directors as a group (15 persons)(10)(11)(12)(13)(14)	6,184,544	7.1%

* Represents less than 1%.

62 | YETI 2020 PROXY STATEMENT

STOCK OWNERSHIP (1) (2) Percentages based on 86,894,318 outstanding shares of our common stock on March 25, 2020. Includes (i) 16,937,844 shares of common stock held by Cortec Group Fund V, L.P, (ii) 389,571 shares of common stock held by Cortec Co-Investment Fund V, LLC, (iii) 1,035,523 shares of common stock held by Cortec Group Fund V (Parallel), L.P., (iv) 2,070 shares of common stock held by John T. Miner, and (v) 2,589 shares of common stock held by Allison S. Klazkin. Cortec Management V, LLC is the managing general partner of Cortec Group Fund V, L.P. Cortec Group GP, LLC is the manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The manner in which the investments of Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Group GP, LLC, as manager of Cortec Management V, LLC and Cortec Co-Investment Fund V, LLC. The managers of Cortec Group GP, LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, Michael E. Najjar, Jeffrey R. Shannon and Jonathan A. Stein. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC. Cortec Management V (Co-Invest), LLC is the general partner of Cortec Group Fund V (Parallel), L.P. The manner in which the investments of Cortec Group Fund V (Parallel), L.P. are held, including shares of common stock, and any decisions concerning their ultimate voting and disposition, are subject to the control of Cortec Management V (Co-Invest), LLC. The managers of Cortec Management V (Co-Invest), LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz, R. Scott Schafler and Michael E. Najjar. A majority vote of such managers is required to approve actions with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P. As a result, none of the managers of Cortec Management V (Co-Invest), LLC has direct or indirect voting or dispositive power with respect to such shares of common stock held by Cortec Group Fund V (Parallel), L.P. As Cortec Group Fund V (Parallel), L.P. is required by the terms of its limited partnership agreement to dispose of its equity investments in the same manner and at the same time as Cortec Group Fund V, L.P. and Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin may only dispose of their respective equity investments in the same manner and at the same time as Cortec Group Fund V, L.P., Cortec Management V, LLC, as managing general partner of Cortec Group Fund V, L.P. may also be deemed to have beneficial ownership over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., Cortec Co-Investment Fund V, LLC, John T. Miner and Allison S. Klazkin. Cortec Group GP, LLC, as manager of Cortec Management V, LLC may also be deemed to have beneficial ownership over the shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin. A vote of such managers holding at least 66 2/3% of Cortec Group GP, LLC is required to approve actions on behalf of Cortec Group GP, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. As a result, none of the managers of Cortec Group GP, LLC has direct or indirect voting or dispositive power with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P., John T. Miner and Allison S. Klazkin. Each of the managers of Cortec Group GP, LLC and Cortec Management V (Co-Invest), LLC disclaims beneficial ownership of the shares of common stock beneficially owned by such entities. Each of the managers of Cortec Group GP, LLC, Cortec Group GP, LLC and Cortec Management V, LLC disclaims beneficial ownership of the shares of common stock held by John T. Miner and Allison S. Klazkin. The address of Cortec Management V, LLC, Cortec Co-Investment Fund V, LLC, and Cortec Management V (Co-Invest), LLC is 140 East 45th Street, 43rd Floor, New York, New York 10017. Reflects 3,161,890 shares of common stock held by RRS Ice 2, LP. Ryan R. Seiders is the manager of RRS ICE Management, LLC, the general partner of RRS Ice 2, LP, and may be deemed to beneficially own the shares of common stock held by RRS Ice 2, LP. The address of RRS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716. Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G filed with the SEC on February 11, 2020 by The Vanguard Group (‘‘Vanguard’’). According to the (3) (4) YETI 2020 PROXY STATEMENT | 63

STOCK OWNERSHIP Schedule 13G, as of December 31, 2019, Vanguard has sole voting power with respect to 85,112 shares, shared voted power with respect to 3,039 shares, sole dispositive power with respect to 4,822,551 shares and shared dispositive power with respect to 82,039 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 79,000 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 9,151 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G filed with the SEC on January 7, 2020 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to the Schedule 13G, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP have shared voting power with respect to 8,076,707 shares and shared dispositive power with respect to all 9,061,994 shares and Wellington Management Company LLP has shared voting power with respect to 8,049,224 shares and shared dispositive power with respect to 8,937,644 shares. The shares of common stock are owned of record by clients of Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls, directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of Wellington Group Holdings LLP and its affiliates is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Includes 50,312 shares of common stock that Paul C. Carbone has the right to acquire within 60 days of March 25, 2020 through the exercise of options. Includes 25,337 shares of common stock that Hollie S. Castro has the right to acquire within 60 days of March 25, 2020 through the exercise of options. Mr. Murdock resigned from YETI effective March 6, 2020, and Ms. Goldie separated from YETI effective November 1, 2019. Under SEC rules, Mr. Murdock and Ms. Goldie are considered named executive officers for 2019. The amount reported as beneficially owned by each person is based on information known to YETI at the time of their respective separation, adjusted to give effect to subsequent transactions through March 25, 2020 of which we are aware in connection with employment-related equity awards. The amount reported for Mr. Murdock includes 25,337 shares of common stock that Mr. Murdock has the right to acquire within 60 days of March 25, 2020 through the exercise of options. Includes 140,110 shares of common stock that Matthew J. Reintjes has the right to acquire within 60 days of March 25, 2020 through the exercise of options. (5) (6) (7) (8) (9) (10) Includes 26,577 shares of common stock that Kirk A. Zambetti has the right to acquire within 60 days of March 25, 2020 through the exercise of options. (11) Does not include shares of common stock underlying DSUs granted under the 2018 Plan, which will vest immediately prior to the Annual Meeting, but for which settlement will not occur until the earlier of (a) the date specified by the non-employee director in his or her deferral election form or (b) the six-month anniversary of the non-employee director’s cessation of service on the Board, as follows: Frank D. Gibeau, 699; Mary Lou Kelley, 1,141; Dustan E. McCoy, 3,155; and Robert K. Shearer, 18,407. (12) Reflects 971 shares of common stock that Frank D. Gibeau has the right to acquire within 60 days of March 25, 2020 through the vesting of RSUs. (13) Reflects 4,683 shares of common stock that Mary Lou Kelley has the right to acquire within 60 days of March 25, 2020 through the vesting of RSUs. (14) Reflects 4,683 shares of common stock that Dustan E. McCoy has the right to acquire within 60 days of March 25, 2020 through the vesting of RSUs. (15) Reflects 5,402,115 shares of common stock held by RJS Ice 2, LP. Roy J. Seiders is the manager of RJS ICE Management, LLC, the general partner of RJS Ice 2, LP and may be deemed to beneficially own the shares of common stock held by RJS Ice 2, LP. The address of RJS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716. 64 | YETI 2020 PROXY STATEMENT

STOCK OWNERSHIP CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS The following is a summary of transactions that occurred on or after January 1, 2019, to which we were a party, in which the amount involved exceeds $120,000 and in which any of our executive officers, directors, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest. Each agreement described below is filed as an exhibit to our Annual Report on form 10-K filed with the SEC on February 18, 2020, and the descriptions below are qualified by reference to such agreements. STOCKHOLDERS AGREEMENT In connection with our IPO, we entered into the Stockholders Agreement with Cortec and certain other stockholders. See the ‘‘Corporate Governance—Board Function, Leadership Structure, and Executive Sessions’’ and ‘‘Corporate Governance—Board Size and Composition’’ sections of this Proxy Statement for the specific implications of this agreement. REGISTRATION RIGHTS AGREEMENT In connection with our IPO, we entered into a registration rights agreement with Cortec, Roy J. Seiders, Ryan R. Seiders, certain of their respective affiliates, and certain other stockholders, which was subsequently amended in May 2019 and December 2019 (the ‘‘Registration Rights Agreement’’). Under the terms of the Registration Rights Agreement, certain of the parties thereto (each, a ‘‘Rights Holder’’ and, collectively, the ‘‘Rights Holders’’) may demand registration of, or an underwritten offering of, all or a portion of its common stock. If a Rights Holder demands registration or an underwritten offering, the other stockholders party thereto may request that up to all of their shares of common stock be included such registration statement or underwritten offering, as the case may be. In each case, the amount registered under the demand registration or offered in an underwritten offering is subject to certain limitations and conditions, including that (i) we are not obligated to effectuate more than four demand registrations or underwritten offerings in any 12-month period and (ii) any demand registration or underwritten offering must be for an anticipated aggregate offering price of at least $250 million. In addition, in the event that we register additional shares of common stock or any series of preferred stock for sale to the public, we will be required to give notice of such registration to the other parties to the Registration Rights Agreement and, subject to certain limitations, include shares of common stock held by them in the registration. We are responsible for paying all registration expenses and expenses associated with an underwritten offering in connection with any registration or underwritten offering pursuant to the registration rights agreement (including the costs associated with this registration), excluding any underwriting fees, commissions, discounts and allowances and related legal fees. The Registration Rights Agreement includes customary indemnification provisions in favor of the stockholders party thereto against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration. LETTER AGREEMENTS, WAIVERS AND AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT On May 6, 2019, we entered into a letter agreement (the ‘‘May 2019 Letter Agreement’’) with John D. Bullock, Jr., Andrew S. Hollon, Cortec Group Fund V, L.P., Cortec Co-Investment Fund V, LLC, Cortec Group Fund V (Parallel), L.P., RJS ICE, LP, RJS ICE 2, LP, RRS ICE 2, LP, Roy J. Seiders and Ryan R. Seiders (collectively, the ‘‘Majority Stockholders’’). Pursuant to the May 2019 Letter Agreement, in YETI 2020 PROXY STATEMENT | 65

STOCK OWNERSHIP exchange for their allocated sales in our secondary offering of 10,925,000 shares of common stock sold by selling stockholders, completed on May 8, 2019 (the ‘‘May 2019 Offering’’), Messrs. Bullock and Hollon agreed to enter into (i) an amendment to the Registration Rights Agreement, pursuant to which Messrs. Bullock and Hollon will be deemed to hold no registrable shares under the Registration Rights Agreement at such time as they hold 150,000 and 300,000 registrable shares, respectively, and (ii) a waiver to the Registration Rights Agreement to facilitate the selling stockholder allocations in the May 2019 Offering (the ‘‘May 2019 Waiver’’), pursuant to which YETI Holdings, Inc. and the Majority Stockholders agreed to use their commercially reasonable efforts to effect the May 2019 Offering, subject to market conditions and certain other contingencies and considerations, and each party agreed that the number of shares of common stock to be included in the May 2019 Offering was to be allocated according to the terms of the May 2019 Waiver. In addition, each of Messrs. Bullock and Hollon adopted trading plans established under Rule 10b5-1 of the Exchange Act, pursuant to which they would each sell, subject to the terms of such trading plans, a significant portion of their remaining shares of common stock commencing following the expiration of the lock-up agreements they entered into in connection with the May 2019 Offering. Such trading plans were adopted by each of Messrs. Bullock and Hollon in the second quarter of 2019, and all shares included in such trading plans have now been sold. In addition, as of September 4, 2019, Messrs. Bullock and Hollon held less than 150,000 and 300,000 registrable shares, respectively, and, accordingly were deemed to hold no registrable shares under the Registration Rights Agreement. On November 4, 2019, we and certain parties to the Registration Rights Agreement entered into a waiver to the Registration Rights Agreement to facilitate the selling stockholder allocations in our secondary offering of 11,500,000 shares of common stock sold by selling stockholders, completed on November 12, 2019 (the ‘‘November 2019 Offering’’), and waived the requirement to enter into lock-up agreements for certain parties to the Registration Rights Agreement that did not participate in the November 2019 Offering. In addition, on December 11, 2019, we and certain parties to the Registration Rights Agreement entered into a letter agreement and an amendment to the Registration Rights Agreement, pursuant to which (i) Oaktree Specialty Lending Corporation (‘‘Oaktree’’), Christopher S. Conroy, the Christopher S. Conroy Irrevocable Spousal Trust and Steven W. Hoogendoorn were deemed to hold no registrable shares under the Registration Rights Agreement as of December 11, 2019 and (ii) in exchange, Oaktree agreed to adopt and implement a trading plan established under Rule 10b5-1 of the Exchange Act, pursuant to which it would sell, subject to the terms of such trading plan, its remaining shares of common stock commencing following the expiration of the lock-up agreement it entered into in connection with November 2019 Offering. Oaktree adopted such trading plan and all shares included in such trading plan have now been sold. OTHER RELATED PARTY TRANSACTIONS Roy J. Seiders serves in a non-executive capacity as Chairman and Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $54,000 for such service during 2019. Ryan R. Seiders, who currently serves as a Co-Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015, is the brother of Roy J. Seiders. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $51,000 for such service during 2019. 66 | YETI 2020 PROXY STATEMENT

STOCK OWNERSHIP POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving ‘‘Related Person Transactions.’’ Pursuant to our policy, Related Person Transactions are, subject to the exclusions described below, transactions, arrangements or relationships between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person is determined to have, have had, or expect to have a direct or indirect material interest or transactions, arrangements or relationships that would cast into doubt the independence of a director, would present the appearance of a conflict of interest between us and related persons or is otherwise prohibited by law, rule or regulation. Our policy specifically excludes the following from the definition of Related Person Transaction: (a) compensation to a director or executive officer that is or will be disclosed in YETI’s proxy statement; (b) compensation to an executive officer who is not an immediate family member of a director or of another executive officer that has been approved by the Compensation Committee or the Board; (c) a transaction in which the rates or charges involved are determined by competitive bids, or which involves rates or charges fixed in conformity with law or governmental authority; (d) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, indenture trustee or similar services; (e) a transaction in which the related person’s interest arises solely from the ownership of YETI stock and all stockholders receive the same benefit on a pro rata basis; and (f) a transaction entered into or consummated prior to the date of our IPO. Our policy regarding Related Person Transactions provides that a related person is: (a) any person who has served as a director or an executive officer of YETI at any time during the last fiscal year; (b) any person whose nomination to become a director has been presented in a proxy statement relating to the election of directors since the beginning of the last fiscal year; (c) any person who was at any time during the last fiscal year an immediate family member of any of the persons listed in (a) and (b) of this sentence; or (d) any person or any immediate family member of such person who is known to us to be the beneficial owner of more than 5% of YETI’s stock at the time of the transaction. The Audit Committee will report its action with respect to any Related Person Transaction to the Board. In the event that any Related Person Transaction is approved by the Audit Committee, such transaction will be disclosed in our proxy statement for the next annual meeting of stockholders following such approval. YETI 2020 PROXY STATEMENT | 67

ADDITIONAL INFORMATION QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING The executive offices of YETI are located at, and the mailing address of YETI is, 7601 Southwest Parkway, Austin, TX 78735. Following are questions and answers regarding the Annual Meeting: Why am I receiving this Proxy Statement? You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board of YETI to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice. What is a proxy? A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Dustan E. McCoy and Robert K. Shearer have been designated as the proxy holders in connection with the Board’s solicitation of proxies for the Annual Meeting. Who is entitled to vote at the Annual Meeting? Holders of shares of YETI’s common stock at the close of business on March 25, 2020, which is the date that the Board has designated as the record date for the Annual Meeting (the ‘‘Record Date’’), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 86,894,318 shares of our common stock issued and outstanding. Each share of YETI’s common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting. our website, www.yeti.com, for updated information. If you are planning to attend the Annual How many shares must be present to hold the Annual Meeting? The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the chair of the meeting or, if directed by the chair of the meeting, holders of a majority of the issued and outstanding shares of our common stock present, in person or by proxy at the Annual Meeting and entitled to vote thereon, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. What am I voting on and what are the Board voting recommendations? See page 1 of this Proxy Statement under ‘‘Proxy Summary—Matters To Be Voted On.’’ Can other matters be decided at the Annual Meeting? Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by the Board to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters. 68 | YETI 2020 PROXY STATEMENT We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor Meeting, please check our website one week prior to the meeting date. If we do convert to a virtual meeting this year, we expect that next year we will return to our normal in-person meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

ADDITIONAL INFORMATION How can I vote? See page 1 of this Proxy Statement under ‘‘Proxy Summary—How To Vote.’’ Can I change my proxy vote? If you are stockholder of record, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by: • • • returning a signed proxy card with a later date; authorizing a new vote electronically through the Internet or by telephone; delivering a written revocation of your proxy to Bryan C. Barksdale, Senior Vice President, General Counsel and Secretary, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735 before your original proxy is voted at the Annual Meeting; or submitting a written ballot at the Annual Meeting • Your personal attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the Annual Meeting verify your latest vote. If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question. What if I return my proxy card but do not provide voting instructions? Proxies that are signed and returned but do not contain voting instructions will be voted: • FOR ALL to elect each of the 3 Class II director nominees listed in this Proxy Statement (Proposal 1); 1 YEAR as the preferred frequency for holding a non-binding advisory vote regarding approval of the compensation of YETI’s named executive officers (Proposal 2); FOR the ratification of the appointment of Grant Thornton LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 2, 2021 (Proposal 3); and In the discretion of the named proxy holders if any other matters are properly brought before the Annual Meeting. • • • Will my shares be voted if I don’t provide my proxy or instruction card? Registered Stockholders If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting. YETI 2020 PROXY STATEMENT | 69

ADDITIONAL INFORMATION Plan Participants If you are a participant in our employee 401(k) plan and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements. Beneficial Owners Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Rule 452 of the New York Stock Exchange (‘‘NYSE’’) restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director election, executive compensation and other significant matters without instructions from the beneficial owner, although brokers will be permitted to vote on discretionary items such as auditor ratification. As a result, if you do not submit voting instructions to your broker and your shares are held in street name, your brokerage firm cannot vote your shares on Proposals 1 and 2, which are considered non-discretionary matters, but may vote your shares on Proposal 3, which is considered a discretionary matter. If your broker exercises this discretion to vote your shares on Proposal 3, your shares will constitute ‘‘broker non-votes’’ on Proposal 1 and Proposal 2. Multiple Forms of Ownership YETI cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account. What is the vote required for each proposal? For Proposal 1, the election of the Class II directors, you may vote ‘‘For All’’ director nominees or withhold your vote for any one or more of the director nominees. Under our Bylaws, director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Withheld votes and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected. For Proposal 2, you may vote ‘‘1 Year’’, ‘‘2 Years’’ or ‘‘3 Years’’ or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast on the proposal by holders present or represented at the meeting is required to approve a frequency option for future advisory votes on the compensation of our named executive officers. However, if no option receives such majority vote, our Board will consider the option that receives the most votes cast at the Annual Meeting to be the frequency option preferred by our stockholders. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on the proposal. For Proposal 3, you may vote ‘‘For’’ or ‘‘Against’’ or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the matter by holders present or represented at the meeting. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a ‘‘routine’’ matter, there will be no broker non-votes with respect to Proposal 3 70 | YETI 2020 PROXY STATEMENT

ADDITIONAL INFORMATION When did YETI begin mailing the Proxy Notice and first make available the Proxy Statement and form of proxy to stockholders? We began mailing the Proxy Notice, and first made available the Proxy Statement and the accompanying form of proxy to our stockholders, on or about April 9, 2020. Who will count the votes? A representative of Broadridge Financial Solutions, Inc., our transfer agent, will tabulate the votes and act as the inspector of election. Where can I find the voting results of the Annual Meeting? The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by YETI in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. What is ‘‘householding’’ and how does it affect me? With respect to eligible stockholders who share a single address and did not receive a Proxy Notice, we are sending only one Proxy Statement and Annual Report to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as ‘‘householding,’’ is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement or Annual Report in the future, he or she may contact Investor Relations, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735 or call (512) 271-6332 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement and the Annual Report can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee. We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above. Who bears the cost of this proxy solicitation? The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of our common stock, and other costs of solicitation, will be borne by YETI. Officers and employees of YETI may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of our common stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of our common stock. Can I find additional information on YETI’s website? Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about YETI and our corporate governance practices under ‘‘Governance’’ in the Investor Relations section of our website, www.yeti.com. Our website contains information about the Board, Board YETI 2020 PROXY STATEMENT | 71

ADDITIONAL INFORMATION committees, Charter, Bylaws, Code of Ethics and Business Conduct, Corporate Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders must comply with the procedural and other requirements set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, the proposal must be received by our Secretary at our principal executive offices no later than December 4, 2020. In addition, any stockholder who intends to submit a proposal for consideration at our 2021 Annual Meeting of Stockholders, but not for inclusion in our proxy statement, or who intends to submit nominees for election as directors at the meeting must notify our Secretary in writing. Under our Bylaws, such written notice must (a) be received at our principal executive offices no earlier than January 20, 2021 and no later than the close of business on February 19, 2021 and (b) satisfy specified requirements set forth in our Bylaws. ANNUAL REPORT You may obtain a copy of YETI’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 without charge by sending a written request to YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.yeti.com. OTHER BUSINESS The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxy holders will have discretion to vote the proxy in accordance with applicable law and their judgment on such matters. By Order of the Board of Directors, Bryan C. Barksdale Senior Vice President, General Counsel and Secretary Dated: April 9, 2020 72 | YETI 2020 PROXY STATEMENT

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURES This Proxy Statement refers to ‘‘Adjusted Operating Income’’ which is considered a non-GAAP financial measure, as defined by SEC Regulation G. We have provided below a reconciliation of this measure to the most directly comparable financial measure calculated in accordance with GAAP. We believe this non-GAAP financial measure may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated this measure as a performance measure in our STIP. However, this measure should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. For purposes of this Proxy Statement, we define Adjusted Operating Income as Operating Income from our income statement, adjusted for non-cash stock-based compensation expense, asset impairment charges, investments in new retail locations and international market expansion, transition to Cortec majority ownership, transition to the ongoing senior management team, and transition to a public company. The following table provides a numerical reconciliation of Adjusted Operating Income to operating income (in thousands): Long-lived asset impairment YETI 2020 PROXY STATEMENT | A-1 2019 Operating Income $ 89,771 Adjustments: Non-cash stock-based compensation expense 52,332 616 Investments in new retail locations and international market expansion 3,841 T ransition to the ongoing senior management team 2,075 Transition to a public company 9,513 A djusted Operating Income $158,148

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope the company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D08866-P33803 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. YETI HOLDINGS, INC. The Board of Directors recommends that you vote "FOR ALL" to elect each Class II director nominee named in Proposal 1. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of three Class II directors. Nominees: 01) Mary Lou Kelley 02) Dustan E. McCoy 03) Robert K. Shearer The Board of Directors recommends that you vote "1 Year" on the following proposal: 1 Year 2 Years 3 Years Abstain ! ! For ! Against ! Abstain 2. Recommendation, on an advisory basis, on the frequency of future non-binding advisory votes on the compensation of our named executive officers. The Board of Directors recommends that you vote "FOR" Proposal 3. ! ! ! 3. Ratification of the appointment of Grant Thornton LLP as YETI Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending January 2, 2021. NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 20, 2020: 1. The Notice of Annual Meeting of Stockholders 2. Proxy Statement 3. 2019 Annual Report to Stockholders are available at www.proxyvote.com. D08867-P33803 YETI HOLDINGS, INC. 2020 Annual Meeting of Stockholders May 20, 2020 11:30 A.M. This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Dustan E. McCoy and Robert K. Shearer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as provided below, with all the powers which the undersigned would possess if personally present, all of the shares of common stock of YETI Holdings, Inc. that the undersigned is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 11:30 A.M., local time, on May 20, 2020, at YETI's corporate office, located at 7601 Southwest Parkway, Austin, Texas 78735, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted "For All" of the nominees in the election of three Class II directors, "1 Year" on Proposal 2, and "For" Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2020 Annual Meeting of Stockholders. Continued and to be signed on reverse side